Exhibit 10.1

SECOND AMENDED AND RESTATED
LIMITED LIABILITY COMPANY AGREEMENT
OF
CW BLOCK C, LLC

THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 NOR APPROVED OR DISAPPROVED BY THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION NOR BY THE SECURITIES REGULATORY AUTHORITY OF ANY STATE, NOR HAS ANY COMMISSION OR AUTHORITY PASSED UPON OR ENDORSED THE MERITS OF THIS OFFERING OR THE ACCURACY OR ADEQUACY OF ANY DISCLOSURE MADE IN CONNECTION THEREWITH. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. THE SECURITIES OFFERED HEREBY MAY NOT BE RESOLD WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933 AND APPLICABLE STATE SECURITIES LAWS OR EXEMPTION THEREFROM. ANY TRANSFER OF THE SECURITIES REPRESENTED BY THIS AGREEMENT IS FURTHER SUBJECT TO OTHER RESTRICTIONS, TERMS, AND CONDITIONS WHICH ARE SET FORTH IN THIS AGREEMENT.

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17.15 Venue	25
17.16 Partition	25
17.17 Integrated and Binding Agreement	25
17.18 Legal Counsel	25
17.19 Title to Company Property	25
17.20 Electronic Signatures	25

EXHIBITS:
EXHIBIT A:    Definitions
EXHIBIT B:    Members
EXHIBIT C:     Officers
(iv)

SECOND AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT
OF
CW BLOCK C, LLC
This Second Amended and Restated Limited Liability Company Agreement (this “Agreement”) of CW Block C, LLC, effective as of August 11, 2022 is entered into by and among Cottonwood Block C QOF, LLC, a Delaware limited liability company (the “Fund”), as a Member and a Manager, Cottonwood Residential O.P., LP, a Delaware limited partnership (“CROP”), as a Member and a Manager, Cottonwood Multifamily Opportunity Fund O.P., LP, a Delaware limited partnership (“CMOF”), as a Member and a Manager, Brickyard QOF, LLC, a Delaware limited liability company (“Brickyard”), as a Member and a Manager, and HV Millcreek, LLC, a Colorado limited liability company (“Millcreek”), as a Member, pursuant to the Act on the following terms and conditions.
WHEREAS, the Amended and Restated Limited Liability Company Agreement of the Company dated December 26, 2019, which was amended by that certain (i) First Amendment to the Amended and Restated Limited Liability Company Agreement of the Company effective as of December 31, 2020, (ii) Second Amendment to the Amended and Restated Limited Liability Company Agreement of the Company effective as of January 14, 2021, (iii) Third Amendment to the Amended and Restated Limited Liability Company Agreement of the Company effective as of September 1, 2021, (iv) Fourth Amendment to the Amended and Restated Limited Liability Company Agreement of the Company effective as of June 1, 2022 and (v) Fifth Amendment to the Amended and Restated Limited Liability Company Agreement of the Company effective as of June 28, 2022 (collectively, the “Original A&R LLC Agreement”) was previously executed.
WHEREAS, the Fund, CROP, CMOF, Brickyard and Millcreek desire to amend and restate the Original A&R LLC Agreement in order to (i) appoint Brickyard as a Manager and (ii) make other changes as described herein.
NOW, THEREFORE, in consideration of the foregoing and the mutual promises, covenants and conditions contained herein, the receipt and sufficiency of which are hereby acknowledged, the undersigned parties hereby covenant and agree as follows:
1.    Organization.
1.1    Formation. On April 18, 2019, a Certificate of Formation (Utah) was filed in the office of the Secretary of State of the state of Utah (under the former name “Block C, LLC”). On December 26, 2019, a Certificate of Conversion and a Certificate of Formation (Delaware) were filed under the name CW Block C, LLC in the office of the Secretary of State of the state of Delaware in accordance with and pursuant to the Act.
1.2    Name and Place of Business. The name of the Company is CW Block C, LLC, and its principal place of business is 1245 Brickyard Rd., Suite 250, Salt Lake City, Utah 84106. The Managers may change such name, change such place of business or establish additional places of business of the Company as the Managers may determine to be necessary or desirable.
1.3    Business and Purpose of the Company. The purpose of the Company is to (i) acquire, develop, renovate, own, lease, operate, manage and transfer the Projects, directly or through special purpose entities formed by the Company to acquire the Projects, and to that end, hold, improve, construct, mortgage, maintain, refinance, manage, lease and dispose of the Projects (either directly or through special purpose entities), (ii) participate in the Qualified Opportunity Zone program enacted under the Tax Cuts and Jobs Act and develop and manage the Company to qualify as Qualified Opportunity Zone Property and (iii) engage in such other activities which are allowed under Delaware law in the sole discretion of the Managers.
1.4    Term. The term of the Company shall terminate on December 31, 2099, unless the Company is sooner dissolved and terminated as provided in this Agreement.
1.5    Required Filings. The Administrative Manager shall execute, acknowledge, file, record, amend and/or publish such certificates and documents as may be required by this Agreement or by law in connection with the formation and operation of the Company.

1.6    Registered Office and Registered Agent. The Company’s initial registered office and initial registered agent shall be as provided in the Certificate of Formation. The registered office and registered agent may be changed from time to time by the Administrative Manager by filing the address of the new registered office and/or the name of the new registered agent pursuant to the Act.
1.7    Competitive Transactions. Any Manager, Owner, or any Affiliate thereof, or any owner, officer, director, partner, manager, employee, agent, assign, principal, trustee or any Person owning an interest therein, may engage in or possess an interest in any other business or venture of any nature or description, whether or not competitive with the Company, including, but not limited to, the acquisition, syndication, ownership, financing, leasing, operation, maintenance, management, renovation, construction and development of property similar to the Projects and no Manager, Owner or any Affiliate, or other Person shall have any interest in such other business or venture by reason of their interest in the Company.
2.    Definitions. Definitions for this Agreement are set forth on Exhibit A and are incorporated herein.
3.    Capitalization and Financing.
3.1    Capital Contributions.
3.1.1    Fund Capital Contribution. The Fund’s Capital Contribution has been booked up to $26,038,594.12 in the aggregate and its Capital Account shall be credited with such amount and it shall receive its Membership Interest in exchange.
3.1.2    CROP Capital Contribution. CROP’s Capital Contribution has been booked up to $45,743.24 in the aggregate and its Capital Account shall be credited with such amount and it shall receive its Membership Interest in exchange.
3.1.3    CMOF Capital Contribution. CMOF’s Capital Contribution has been booked up to $5,863,182.98 in the aggregate and its Capital Account shall be credited with such amount and it shall receive its Membership Interest in exchange.
3.1.4    Brickyard Capital Contribution. Brickyard’s Capital Contribution has been booked up to $8,303,837.33 in the aggregate and its Capital Account shall be credited with such amount and it shall receive its Membership Interest in exchange.
3.1.5    Millcreek Capital Contribution. Millcreek’s Capital Contribution has been booked up to $195,384.41 in the aggregate and its Capital Account shall be credited with such amount and it shall receive its Membership Interest in exchange.
3.2    Additional Capital Contributions. The Managers are hereby authorized to cause the Company to issue additional Membership Interests or an additional class of units (the “Additional Interests”) at any time or from time to time, to the Members or to other Persons for such consideration and on such terms and conditions as shall be established by the Managers in their sole discretion without approval of the Members. Any Additional Interests issued hereby may be issued in one or more classes, or one or more series of any such classes, with such designations, preferences and relative, participating, optional or special rights, powers and duties, including rights, powers and duties senior to any other units, as determined by the Managers in their sole discretion without the approval of any Member. In the event that any Additional Interests are issued, the Managers shall have the power and authority to amend this Agreement to reflect the changes applicable to such issuance, including, but not limited to, changes to adjust the Book Value of the existing Capital Accounts and amending the allocations and Distributions to reflect the issuance of the newly issued Additional Interests. No Additional Interests may be offered or sold to any Person that does not meet all qualifications under applicable federal or state securities laws, rules and regulations in order for such offer and sale to qualify as exempt from all federal and state registration requirements or if such offer or sale would otherwise violate the terms of this Agreement.
3.3    Member Right of First Refusal. If the Company issues Additional Interests pursuant to Section 3.2, the Company shall first offer to sell such Additional Interests to the Members (but only those who qualify to purchase the Additional Interests under applicable securities law), on a pro rata basis in proportion to their Percentage Interests pursuant to the terms and conditions set forth in this Section 3.3. If the Company desires to sell or otherwise issue Additional Interests, the Company shall first provide a written offer (the “Offer Notice”) to sell such Additional Interests in the Company to the Members on the terms and conditions described in the Offer Notice. The Members shall have the right, within 15 calendar days after receipt of such Offer Notice, to accept such offer by providing written notice to the Company of such acceptance including the amount of Additional Interests the Member desires to purchase (the “Elected Amount”). Failure by a Member to respond to such offer within such 15 day period shall be a deemed rejection of such offer. If a Member rejects (or is deemed to reject) the offer to acquire the Additional Interests in the Company, then the other Members shall be able to purchase the non-purchasing Member’s pro rata portion of the Additional Interests on a pro rata basis based on their Percentage Interests and in accordance with their Elected Amount. If less than all of the new Additional Interests in the Company are purchased by the Members pursuant to the Offer Notice, the Company shall be able to sell Additional Interests in the Company to third parties on the same terms and conditions as set forth in the Offer Notice within 180 days after the rejection (or deemed rejection) of the Offer Notice by the Members. If the sale of Additional Interests is not completed within such 180 day period, the Company must again provide the Members with a right of first refusal granted hereunder if the Company wishes to sell or otherwise issue Additional Interests.
3.4    Liabilities of Members. Except as specifically provided in this Agreement, neither the Managers nor any Member shall be required to make any additional contributions to the Company and no Manager or Member shall be liable for the debts, liabilities, contracts or any other obligations of the Company, by reason of being a Member or Manager of the Company, nor shall the Managers or the Members be required to lend any funds to the Company or to repay or to contribute to the Company, the Managers or any Member, or any creditor of the Company any portion or all of any deficit balance in a Member’s Capital Account.
3.5    Company Loans. Any Manager, Member or an Affiliate (at the request of the Managers) may, but will have no obligation to, make loans to the Company in the sole discretion of the Managers. For any loan to the Company, the Managers shall first offer to the Members, on a pro rata basis in proportion to their Percentage Interests, the option to participate in such loan. The Managers shall first provide a written offer (the “Loan Offer Notice”) to participate in such loan to the Members on the terms and conditions described in the Loan Offer Notice. The Members shall have the right, within 15 calendar days after receipt of such Loan Offer Notice, to accept such offer by providing written notice to the Company of such acceptance including the amount of participation in such loan (the “Loan Participation Amount”). Failure by a Member to respond to such offer within such 15 day period shall be a deemed rejection of such offer. If a Member rejects (or is deemed to reject) the offer to participate in the Company loan, then the other Members shall be able to participate in the non-participating Member’s pro rata portion of the Company loan on a pro rata basis based on their Percentage Interests and in accordance with their Loan Participation Amount. If less than all of the Company loan amount is funded by the Members, the Company shall be able to enlist third parties for the remaining Company loan amount. All of the terms and conditions of such loan shall be approved by the Managers in their sole discretion.
4.    Allocation of Tax Items.
4.1    Allocation of Net Income and Net Loss. For each fiscal year, Net Income and Net Loss of the Company shall be allocated as follows:
4.1.1    Net Income. After giving effect to the special allocations set forth in Sections 4.2 and 4.3, Net Income for any fiscal year shall be allocated as follows:
(a)    First, to the Members in proportion to and to the extent of Net Loss allocated to the Members pursuant to Section 4.1.2(b) until the aggregate Net Income allocated to the Members pursuant to this Section 4.1.1(a) for such fiscal year and all previous fiscal years is equal to the aggregate Net Loss allocated to the Members pursuant to Section 4.1.2(b) for all previous fiscal years; and
(b)    Thereafter, to the Members in proportion to their Percentage Interests.

4.1.2    Net Loss. After giving effect to the special allocations set forth in Sections 4.2 and 4.3, Net Loss for any fiscal year shall be allocated as follows:
(a)    First, to the Members in proportion to and to the extent of Net Income allocated to the Members pursuant to Section 4.1.1(b) until the aggregate Net Loss allocated pursuant to this Section 4.1.2(a) for such fiscal year and all previous fiscal years equals the aggregate Net Income allocated to the Members pursuant to Section 4.1.1(b) for all previous fiscal years; and
(b)    Thereafter, to the Members in proportion to their Percentage Interests.
4.2    Special Allocations.
4.2.1    Qualified Income Offset. Except as provided in Section 4.2.3, in the event any Member unexpectedly receives any adjustments, allocations, or distributions described in Treasury Regulations Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5), or 1.704-1(b)(2)(ii)(d)(6), items of Company income and gain shall be specially allocated to such Member in an amount and manner sufficient to eliminate, to the extent required by the Treasury Regulations, the Adjusted Capital Account Deficit created by such adjustment, allocation or distribution as quickly as possible.
4.2.2    Gross Income Allocation. Net Loss shall not be allocated to any Member to the extent such allocation would cause such Member to have an Adjusted Capital Account Deficit at the end of a fiscal year. In the event any Member has an Adjusted Capital Account Deficit at the end of any fiscal year, each such Member shall be specially allocated items of Company gross income and gain in the amount of such Adjusted Capital Account Deficit as quickly as possible.
4.2.3    Minimum Gain Chargeback. Notwithstanding any other provision of this Section 4, if there is a net decrease in Company Minimum Gain during any Company fiscal year, each Member shall be specially allocated items of Company income and gain for such year (and, if necessary, subsequent years) in an amount equal to such Member’s share of the net decrease in Company Minimum Gain, determined in accordance with Treasury Regulations Section 1.704-2(g)(2). This Section 4.2.3 is intended to comply with the partnership minimum gain chargeback requirement in the Treasury Regulations and shall be interpreted consistently therewith. This provision shall not apply to the extent the Member’s share of net decrease in Company Minimum Gain is caused by a guaranty, refinancing, or other change in the debt instrument causing it to become partially or wholly recourse debt or Member Nonrecourse Debt, and such Member bears the economic risk of loss (within the meaning of Treasury Regulations Section 1.752-2) for the newly guaranteed, refinanced or otherwise changed debt or to the extent the Member contributes cash to the capital of the Company that is used to repay the Nonrecourse Debt, and the Member’s share of the net decrease in Company Minimum Gain results from the repayment.
4.2.4    Member Minimum Gain Chargeback. Notwithstanding any other provision of this Section 4, except Section 4.2.3, if there is a net decrease in Member Minimum Gain, any Member with a share of that Member Minimum Gain (as determined under Treasury Regulations Section 1.704-2(i)(5)) as of the beginning of the year shall be allocated items of Company income and gain for such year (and, if necessary, subsequent years) in an amount equal to such Member’s share of the net decrease in Member Minimum Gain, determined in accordance with Treasury Regulations Section 1.704-2(g)(2). This Section shall not apply to the extent the net decrease in Member Minimum Gain arises because the liability ceases to be Member Nonrecourse Debt due to conversion, refinancing or other change in a debt instrument that causes it to become partially or wholly a Nonrecourse Debt. This Section is intended to comply with the partner minimum gain chargeback requirements in the Treasury Regulations and shall be interpreted consistently therewith and applied with the restrictions attributable thereto.
4.2.5    Nonrecourse Deductions. Nonrecourse Deductions for any fiscal year or other period shall be allocated to the Members in proportion to their Percentage Interests and each Member’s share of excess Nonrecourse Debt shall be in the same proportion.
4.2.6    Member Nonrecourse Deductions. Member Nonrecourse Deductions for any fiscal year shall be allocated to the Member who bears the economic risk of loss as set forth in Treasury Regulations Section 1.752-2 with respect to the Member Nonrecourse Debt. If more than one Member bears the economic risk of loss for a Member Nonrecourse Debt, any Member Nonrecourse Deductions attributable to that Member Nonrecourse Debt shall be allocated among the Members according to the ratio in which they bear the economic risk of loss.

4.2.7    Code Section 754 Adjustments. To the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Code Section 734(b) or Code Section 743(b) is required, pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis), and such gain or loss shall be specially allocated to the Members in a manner consistent with the manner in which their Capital Accounts are required to be adjusted pursuant to such Section of the Treasury Regulations.
4.3    Curative Allocations. Notwithstanding any other provision of this Agreement, the Regulatory Allocations shall be taken into account in allocating items of income, gain, loss and deduction among the Members so that, to the extent possible, the net amount of such allocations of other items and the Regulatory Allocations to each Member shall be equal to the net amount that would have been allocated to each such Member if the Regulatory Allocations had not occurred.
4.4    Contributed Property. Notwithstanding any other provision of this Agreement, the Administrative Manager shall cause depreciation and/or cost recovery deductions and gain or loss attributable to Property contributed by a Member or revalued by the Company to be allocated among the Members for income tax purposes in accordance with Code Section 704(c) and the Treasury Regulations promulgated thereunder. The Managers shall be entitled to select the appropriate method to account for the variation between the basis of a Member’s interest in the Property and the fair market value of the interest at the time it is contributed to the Company or revalued.
4.5    Recapture Income. The portion of each Member’s distributive share of Net Income that is characterized as ordinary income pursuant to Code Sections 1245 or 1250 shall be proportionate to the amount of Net Income or Net Loss which included the corresponding depreciation deductions that were allocated to such Member as compared with the amount of depreciation deductions allocated to all of the Members.
4.6    Allocation of Company Items. Except as otherwise provided herein, whenever a proportionate part of Net Income or Net Loss is allocated to a Member, every item of income, gain, loss or deduction entering into the computation of such Net Income or Net Loss, and every item of credit or tax preference related to such allocation and applicable to the period during which such Net Income or Net Loss was realized shall be allocated to the Member in the same proportion. For purposes of this Section 4 and Section 5, an Economic Interest Owner shall be treated as a Member.
4.7    Assignment.
4.7.1    Unless otherwise agreed to by the Managers, in the event of the assignment of an Interest pursuant to the terms of this Agreement (or a change in a Member’s Percentage Interest), Net Income and Net Loss arising from other than a sale or refinancing of Property shall be allocated as between the Owner and such Owner’s assignee based upon the number of months of their respective ownership during the year in which the assignment occurs, without regard to the results of the Company’s operations during the period before or after such assignment. Distributions shall be made to the Owner or the assignee, whichever is the owner of the Interest, as of the date of the Distribution. An assignee who receives an Interest during the first 15 days of a month will receive any allocations relative to such month. An assignee who acquires an Interest on or after the 16th day of a month will be treated as acquiring the Interest on the first day of the following month. Net Income and Net Loss from a sale or exchange of Property will be allocated between the Owner and its assignee (or to reflect such change in Percentage Interest) as of the date of any such transaction.
4.7.2    In the event of the assignment of a Manager’s Interest, the allocations of Net Income or Net Loss shall be as agreed between such Manager and its assignee. In the absence of an agreement, Net Income, Net Loss and Distributions shall be allocated in a manner similar to that provided in Section 4.7.1.
4.8    Power of Managers to Vary Allocations. It is the intent of the Members that each Member’s share of Net Income and Net Loss be determined and allocated in accordance with Code Section 704(b) and the provisions of this Agreement shall be so interpreted. Therefore, if the Company is advised that the allocations provided in this Section 4 are unlikely to be respected for federal income tax purposes, the Managers are hereby granted the power to amend the allocation provisions of this Agreement to the minimum extent necessary to comply with Code Section 704(b) and effect the plan of allocations and Distributions provided for in this Agreement.

4.9    Consent of Members. The allocation methods of Net Income and Net Loss are hereby expressly consented to by each Member as a condition of becoming a Member.
4.10    Withholding Obligations.
4.10.1    If the Company is required (as determined by the Administrative Manager) to make a payment (“Tax Payment”) with respect to any Member to discharge any legal obligation of the Company or the Managers to make payments to any governmental authority with respect to any federal, foreign, state or local tax liability of such Member arising as a result of such Member’s interest in the Company, then, notwithstanding any other provision of this Agreement to the contrary, the amount of any such Tax Payment shall be deemed to be a loan by the Company to such Member, which loan shall bear interest at the Prime Rate and be payable upon demand or by offset to any Distribution which otherwise would be made to such Member.
4.10.2    If and to the extent the Company is required to make any Tax Payment with respect to any Member, or elects to make payment on any loan described in Section 4.10.1 by offset to a Distribution to a Member, either (i) such Member’s proportionate share of such Distribution shall be reduced by the amount of such Tax Payment or offset or (ii) such Member shall pay to the Company prior to such Distribution an amount of cash equal to such Tax Payment or offset. In the event a portion of a Distribution in kind is retained by the Company pursuant to clause (i) above, such retained Property may, in the discretion of the Administrative Manager, either (A) be distributed to the other Members, or (B) be sold by the Company to generate the cash necessary to satisfy such Tax Payment. If the Property is sold, then for purposes of income tax allocations only under this Agreement, any gain or loss from such sale or exchange shall be allocated to the Member to whom the Tax Payment relates. If the Property is sold at a gain, and the Company is required to make any Tax Payment on such gain, the Member to whom the gain is allocated shall pay the Company prior to the due date of the Tax Payment an amount of cash equal to such Tax Payment.
4.10.3    The Administrative Manager shall be entitled to hold back any Distribution to any Member to the extent the Administrative Manager believes in good faith that a Tax Payment will be required with respect to such Member in the future and the Administrative Manager believes that there will not be sufficient subsequent Distributions to make such Tax Payment.
5.    Distributions.
5.1    Cash From Operations. Except as otherwise provided in Section 5.2 and Section 13, Cash From Operations with respect to each calendar year shall be distributed to the Members in proportion to their Percentage Interests.
5.2    Restrictions. The Company intends to make periodic Distributions of substantially all cash determined by the Managers to be distributable, subject to the following: (i) Distributions may be restricted or suspended for periods when the Managers determine that it is in the best interest of the Company; and (ii) all Distributions are subject to the payment, and the maintenance of reasonable reserves for payment of Company obligations.
6.    Compensation to the Managers and their Affiliates.
6.1    Compensation. Except as set forth in Section 6.1.1 and Section 6.1.2, the Managers shall not be entitled to receive compensation from the Company.
6.1.1    CROP or its Affiliate shall be entitled to receive a development fee in an amount equal to 3% of the total development hard and soft costs for the Projects (the “Development Fee”).
6.1.2    CROP Property Management, LLC or its Affiliate shall be entitled to receive a property management fee in an amount equal to 2.5% of the gross revenues of the Projects (the “Property Management Fee”).

6.2    Operating Expenses. The Company shall pay directly, or reimburse the Managers, as the case may be, for all of the costs and expenses of the Company’s operations, including, without limitation, the following costs and expenses: (a) all Organization Expenses advanced or otherwise paid by the Managers; (b) all compensation due to the Managers or their Affiliates; (c) all costs of borrowed money, taxes and assessments on Property and other taxes applicable to the Company; (d) legal, accounting, audit, brokerage and other fees; (e) fees and expenses paid to independent contractors mortgage brokers, real estate brokers and other agents; (f) costs of leasing, acquiring, developing, constructing, owning, improving, operating, and disposing of Property; (g) expenses incurred in connection with the alteration, maintenance, repair, remodeling, refurbishment and operation of Property; (h) all expenses incurred in connection with the maintenance of Company books and records, the preparation and dissemination of reports, tax returns or other information to the Members and the making of Distributions to the Members; (i) expenses incurred in preparing and filing reports or other information with appropriate regulatory agencies; (j) expenses of insurance as required in connection with the business of the Company; (k) costs incurred in connection with any litigation in which the Company may become involved, or any examination, investigation, or other proceedings conducted by any regulatory agency, including legal and accounting fees; (l) the actual costs of goods and materials used by or for the Company; (m) the costs of services that could be performed directly for the Company by independent parties such as legal, accounting, secretarial or clerical, reporting, transfer agent, data processing and duplicating services but which are in fact performed by the Managers or their Affiliates, but not in excess of the amounts which the Company would otherwise be required to pay to independent parties for comparable services in the same geographic locale; (n) expenses of Company administration, accounting, documentation and reporting; (o) expenses of revising, amending, modifying or terminating this Agreement; and (p) all other costs and expenses incurred in connection with the Company’s business.
7.    Authority and Responsibilities of the Managers.
7.1    Management. Subject to the terms of this Agreement, the business and affairs of the Company shall be managed by the Managers. Except as otherwise set forth in this Agreement, the Managers shall have full and complete authority, power and discretion to manage and control the business, affairs and properties of the Company, to make all decisions regarding those matters and to perform any and all other acts or activities customary or incident to the management of the Company’s business. The Managers may delegate, in their sole discretion, any power and authority to officers of the Company in writing.
7.2    Number, Tenure and Qualifications. The Company shall have 4 Managers: the Fund, CROP, CMOF and Brickyard. Each Manager shall hold office until such Manager is removed or withdraws or resigns as set forth in this Agreement. In the event there is no Manager, the Members shall appoint a Manager by a Majority Vote. In the event any of the Fund, CROP, CMOF or Brickyard is no longer a Member of the Company, such Member’s position as a Manager shall automatically be terminated. The Managers shall meet at such times and such places as determined by the Managers. The unanimous consent of all of the Managers will be required for any action to be taken by the Company.
7.3    Deadlock. In the event that the Managers cannot unanimously agree on an action with respect to the Company that requires the unanimous consent of the Managers (a “Deadlock”), then the Managers shall submit to mediation for the item or items subject to the Deadlock. Such mediation shall take place in Salt Lake City, Utah and shall be in accordance with the JAMS’ Mediation Rules (the “Mediation Rules”) unless otherwise agreed to by all of the Managers. The Managers agree to use their good faith efforts to begin the mediation within 15 days after the written notice from any Manager to the other Managers declaring a Deadlock (the “Deadlock Notice”). The Managers agree that the mediation proceedings shall be confidential as provided in the Mediation Rules. If the dispute has not been resolved by mediation as provided in this Section 7.3 within 45 days of receipt of the Deadlock Notice, then the Managers shall not be obligated to proceed further with such mediation. The Company shall pay the mediator’s fees for any mediation under this Section 7.3; and each of the Managers shall otherwise pay its own costs and expenses.
7.4    Managers’ Authority. The Managers shall have all authority, rights and powers conferred by law (subject to Section 7.5 and Section 8.2) and those required or appropriate to the management of the Company’s business, which, by way of illustration but not by way of limitation, shall include the right, authority and power to cause the Company, in its own capacity or in its capacity as the manager, general partner or member of any subsidiary of the Company, to:

7.4.1    Enter into any limited liability company agreement, partnership agreement, other operating agreement or any joint venture directly or for any subsidiary;
7.4.2    Take all actions as the manager, general partner or member of any subsidiary;
7.4.3    Acquire, hold, develop, renovate, lease, rent, operate, sell, exchange, subdivide and otherwise dispose of Property;
7.4.4    Place record title to, or the right to use, the Property in the name or names of a nominee or nominees for any purpose convenient or beneficial to the Company;
7.4.5    Borrow money, and, if security is required therefor, to pledge or mortgage or subject Property to any security device, to obtain replacements of any mortgage or other security device and to prepay, in whole or in part, refinance, increase, modify, consolidate, or extend any mortgage or other security device. All of the foregoing shall be on such terms and in such amounts as the Managers, in their sole discretion, deem to be in the best interest of the Company;
7.4.6    Provide guarantees with respect to any loan or preferred equity obtained by the Company;
7.4.7    Enter into such contracts and agreements as the Managers determine to be reasonably necessary or appropriate in connection with the Company’s business and purpose (including contracts with Affiliates of the Managers) and any contract of insurance that the Managers deem necessary or appropriate for the protection of the Company, any subsidiary, the Managers and any officers, including errors and omissions insurance, for the conservation of Company assets, or for any purpose convenient or beneficial to the Company;
7.4.8    Employ Persons who may be Affiliates of the Managers, in the operation and management of the business of the Company or any subsidiary;
7.4.9    Prepare or cause to be prepared reports, statements, and other relevant information for distribution to the Members;
7.4.10    Open accounts and deposit and maintain funds in the name of the Company or any subsidiary in banks, savings and loan associations, “money market” mutual funds and in such other entities or instruments as the Managers may deem in their discretion to be necessary or desirable;
7.4.11    Cause the Company or any subsidiary to make or revoke any of the elections referred to in the Code (the Managers shall have no obligation to make any such elections);
7.4.12    Select as the Company’s or any subsidiary’s accounting year a calendar or fiscal year as may be approved by the Internal Revenue Service (the Company initially intends to adopt the calendar year);
7.4.13    Determine the appropriate accounting method or methods to be used by the Company or any subsidiary;
7.4.14    In addition to any amendments otherwise authorized herein, amend this Agreement without any action on the part of the Members by special or general power of attorney or otherwise:
(a)    To add to the representations, duties, services or obligations of the Managers or their Affiliates, for the benefit of the Members;
(b)    To cure any ambiguity or mistake, to correct or supplement any provision herein that may be inconsistent with any other provision herein, or to make any other provision with respect to matters or questions arising under this Agreement that will not be inconsistent with the provisions of this Agreement;
(c)    To amend this Agreement to reflect the addition or substitution of the Members or the reduction of Capital Accounts upon the return of capital to the Members;

(d)    To minimize the adverse impact of, or comply with, any final regulation of the United States Department of Labor, or other federal agency having jurisdiction, defining “plan assets” for ERISA purposes;
(e)    To reconstitute the Company under the laws of another state if beneficial;
(f)    To execute, acknowledge and deliver any and all instruments to effectuate the foregoing, including the execution, acknowledgement and delivery of any such instrument by the attorney-in-fact for the Managers under a special or limited power of attorney, and to take all such actions in connection therewith as the Managers shall deem necessary or appropriate with the signature of a Manager acting alone; and
(g)    To make any changes to this Agreement as requested or required by any lender or potential lender which may be required to obtain financing including, but not limited to, complying with any special purpose entity requirements;
7.4.15    Temporarily invest the proceeds from Cash From Operations in short-term, highly-liquid investments;
7.4.16    Require in any Company or any subsidiary contract that the Managers shall not have any personal liability, but that the Person contracting with the Company or any subsidiary is to look solely to the Company or any subsidiary and its respective assets for satisfaction;
7.4.17    Lease personal property for use by the Company or any subsidiary;
7.4.18    Establish reserves from income in such amounts as the Managers may deem appropriate;
7.4.19    Represent the Company, any subsidiary and the Members as the “partnership representative” within the meaning of the Code in discussions with the Internal Revenue Service regarding the tax treatment of items of Company (or subsidiary) income, loss, deduction or credit, or any other matter reflected in the Company’s or any subsidiary’s returns, and, if deemed in the best interest of the Members, to agree to final Company or subsidiary administrative adjustments or file a petition for a readjustment of the Company or subsidiary items in question with the applicable court;
7.4.20    Initiate legal actions, settle legal actions and defend legal actions on behalf of the Company;
7.4.21    Merge or combine the Company or a subsidiary or “roll-up” the Company into a partnership, limited liability company or other entity;
7.4.22    Appoint officers of the Company as set forth in Section 7.12;
7.4.23    Perform any and all other acts which the Managers are obligated to perform hereunder or which the Company or a subsidiary is obligated to perform as the manager, general partner or member of any subsidiary of the Company;
7.4.24    Admit additional Members as set forth herein;
7.4.25    Provide guarantees with respect to any loan obtained by the Company;
7.4.26    Redeem or repurchase Membership Interests on behalf of the Company;
7.4.27    Hold an election for a successor Manager before the resignation, expulsion or dissolution of a Manager;
7.4.28    Execute, acknowledge and deliver any and all instruments to effectuate the foregoing and take all such actions in connection therewith as the Managers may deem necessary or appropriate. Any and all documents or instruments may be executed on behalf of and in the name of the Company by the Managers or any officer of the Company designated by the Managers;

7.4.29    Structure or restructure the Company to accommodate any financing or to comply with the Qualified Opportunity Zone provisions; and
7.4.30    Take any action and perform any acts necessary to qualify the Company as Qualified Opportunity Zone Property in accordance with the provisions of the Tax Cuts and Jobs Act.
7.5    Major Decisions. Neither the Managers (pursuant to Section 7.2) nor the Company may take the following actions except with a Majority Vote (each a “Major Decision”):
7.5.1    Enter into contracts with the Company that would bind the Company after the expulsion, Event of Insolvency, or other cessation to exist of a Manager, or to continue the business of the Company after the occurrence of such event;
7.5.2    Use or permit any other Person to use Company funds or assets in any manner except for the exclusive benefit of the Company;
7.5.3    Alter the primary purpose of the Company;
7.5.4    Receive from the Company a rebate or give-up or participate in any reciprocal business arrangements which would enable it or any Affiliate to do so;
7.5.5    Commingle Company funds with those of any other Person, except for (i) the temporary deposit of funds in a bank checking account for the sole purpose of making Distributions immediately thereafter to the Members and the Managers or (ii) funds attributable to the Projects and held for use in the management and operations of the Projects;
7.5.6    Reinvest Cash From Operations in an additional Property;
7.5.7    Cause the Company to loan to any Manager or Affiliate assets of the Company or employ, or permit employment of, the funds or assets of the Company in any manner except for the exclusive benefit of the Company;
7.5.8    Directly or indirectly pay or award any finder’s fees, commissions or other compensation to any Person engaged by a potential investor for investment advice as an inducement to such advisor to advise the purchaser regarding the purchase of Interests; provided, however, that the Managers shall not be prohibited from paying underwriting or marketing commissions, or finder’s or referral fees to registered broker-dealers or other properly licensed persons for its services in marketing Interests as provided for in this Agreement;
7.5.9    Merge or combine the Company or a subsidiary or “roll-up” the Company into a partnership, limited liability company or other entity; or
7.5.10    Termination of the Company as set forth in Section 13.1.3.
7.6    Obligations of the Managers. Except as may be otherwise provided herein, the Managers shall be obligated to:
7.6.1    Have the responsibility for the safekeeping and use of all the funds and assets of the Company;
7.6.2    Devote such of their time and business efforts to the business of the Company as they shall in their discretion, exercised in good faith, determine to be necessary to conduct the business of the Company;
7.6.3    File and publish all certificates, statements, or other instruments required by law for formation, qualification and operation of the Company and for the conduct of its business in all appropriate jurisdictions;
7.6.4    Cause the Company to be protected by public liability, property damage and other insurance determined by the Managers in their discretion to be appropriate to the business of the Company;

7.6.5    At all times use its best efforts to meet applicable requirements for the Company to be taxed as a partnership and not as an association taxable as a corporation; and
7.6.6    Amend this Agreement to reflect the admission of the Members not later than 90 days after the date of admission or substitution.
7.7    Administration of the Company.
7.7.1    So long as there are Managers and the provisions of this Agreement for compensation and reimbursement of expenses of the Managers are observed, the Managers shall have the responsibility of providing administrative and executive support, advice, consultation, analysis and supervision with respect to the functions of the Company on a commercially reasonable basis. In this regard, the Managers may retain the services of such Affiliates or unaffiliated parties as the Managers may deem appropriate to provide management and financial consultation and advice, and may enter into agreements for the management and operation of Company assets.
7.7.2    The Administrative Manager shall have the obligation to (i) manage the day to day operations of the Company and (ii) comply with the obligations specifically allocated to the Administrative Manager in this Agreement.
7.8    Indemnification of the Managers and the Officers.
7.8.1    The Managers, their owners, Affiliates, officers, directors, partners, managers, employees, agents, assigns, principals and trustees and any officers of the Company, shall not be liable for, and shall be indemnified and held harmless (to the extent of the Company’s Property) from, any loss or damage incurred by them, the Company or the Members in connection with the business of the Company, including costs, expenses and reasonable attorneys’ fees and any amounts expended in the settlement of any claims of loss or damage resulting from any act or omission performed or omitted in good faith, which shall not constitute fraud, gross negligence or willful misconduct, pursuant to the authority granted to promote the interests of the Company. The Company shall advance to any Person entitled to indemnification pursuant to this Section such funds as shall be required to pay legal fees and expenses incurred in defense of any demands, claims or lawsuits as they become due. Moreover, neither the Managers nor any officer of the Company shall be liable to the Company or the Members because any taxing authorities disallow or adjust any deductions or credits in the Company’s income tax returns. Notwithstanding the foregoing, if the claim for indemnification is in connection with an action against the Company, or against another indemnified party by the Person requesting the indemnification, the Company shall have no such obligation to advance any funds for the payment of legal fees and expenses.
7.8.2    Neither the Managers nor any of their Affiliates shall have any obligation to cause the Company to take any action that would result in personal liability to the Managers, their principals or any of their Affiliates in their capacity as obligator or guarantor of any loan that is obtained or assumed by the Company or any subsidiary thereof, notwithstanding that the failure to take any such action might result in the total or partial loss of the Company’s (or any subsidiary’s) interest in some or all of the Company’s (or subsidiary’s) Property. Such action may include transferring Property to a lender pursuant to a deed in lieu of foreclosure. Any action or inaction by the Managers or any of their Affiliates that is intended to avoid personal liability under any obligation or guaranty related to a loan that is obtained or assumed by the Company will not constitute a breach of any fiduciary or other duty that the Managers or their Affiliates may owe the Company or the Members.
7.8.3    The Members acknowledge that a Manager and its Affiliates may own Interests and it shall not be a breach of any fiduciary duty or fiduciary obligation or any other duty or obligation if such Manager or its Affiliates votes its Interests in its own best interest with respect to any vote of the Members.
7.9    No Personal Liability for Return of Capital. The Managers shall not be personally liable or responsible for the return or repayment of all or any portion of the Capital Contribution of any Member or any loan made by any Member to the Company, it being expressly understood that any such return of capital or repayment of any loan shall be made solely from the assets (which shall not include any right of contribution from any Member) of the Company.
7.10    Authority as to Third Persons.

7.10.1    No third party dealing with the Company shall be required to investigate the authority of the Managers or the officers of the Company or secure the approval or confirmation by any Member of any act of the Managers or officers in connection with the Company’s business. No purchaser of any Property owned by the Company shall be required to determine the right to sell or the authority of the Managers or any officers to sign and deliver any instrument of transfer on behalf of the Company, or to see to the application or distribution of revenues or proceeds paid or credited in connection therewith.
7.10.2    The Managers and any officer designated by the Managers shall have full authority to execute on behalf of the Company, in its own capacity or in its capacity as the general partner, manager or member of any subsidiary, any and all agreements, contracts, conveyances, deeds, mortgages and other instruments, and the execution thereof by the Managers or any officer designated by the Managers, executing on behalf of the Company, in its own capacity or in its capacity as the general partner, manager or member of any subsidiary, shall be the only execution necessary to bind the Company thereto. No signature of any Member shall be required.
7.11    Insurance. The Company shall maintain insurance in the amounts determined by the Managers.
7.12    Officers.
7.12.1    Appointment of Officers. The Managers may appoint officers at any time. The officers of the Company, if deemed necessary by the Managers, may include a chief executive officer, executive chairman, president, chief legal officer, chief accounting officer, chief financial officer, vice president, secretary and treasurer. The officers shall serve at the pleasure of the Managers. Any individual may hold any number of offices. A Manager’s officers may serve as officers of the Company if elected by the Managers. The officers shall exercise such powers and perform such duties as determined and authorized by the Managers. The officers of the Company are set forth on Exhibit C.
7.12.2    Removal and Resignation. Any officer may be removed, either with or without cause, by the Managers at any time. Any officer may resign at any time by giving written notice to the Managers. Any resignation shall take effect on the date of the receipt of that notice or at any later time specified in that notice; and, unless otherwise specified in that notice, the acceptance of the resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the Company under any contract to which the officer is a party.
7.12.3    Salaries of Officers. No officer shall receive a salary for acting as an officer of the Company.
7.12.4    Signing Authority of Officers. Subject to any restrictions imposed by the Managers, and in accordance with the terms of this Agreement, the chief executive officer, executive chairman, the president, the chief legal officer, the chief financial officer and the chief accounting officer, each acting alone, is authorized to sign and endorse checks, drafts and other evidences of indebtedness made payable to the order of the Company. Only a Manager shall be authorized to sign contracts and obligations on behalf of the Company; provided, however, that the chief executive officer, the executive chairman, the president, the chief legal officer, the chief financial officer or the chief accounting officer shall have the authority to execute any contract that has been approved by written consent of the Managers.
7.13    Manager Right of First Refusal. Notwithstanding anything to the contrary in this Agreement, after December 31, 2032 and prior to December 31, 2037, any Manager may elect, in its sole discretion, to cause the Company to market all (but not less than all) of the Projects to one or more third-party buyers (the Manager exercising such right, the “ROFR Selling Manager”) subject to the terms set forth in this Section 7.13. If one or more third-party buyers make a bona fide offer (the “Third-Party Offer”), acting together, to the Company for the purchase of all of the Projects, which shall include a stated purchase price in cash (the “ROFR Offered Price”), the Managers other than the ROFR Selling Manager (the “ROFR Managers”) shall first have the right to purchase all (but not less than all) of the Projects for the ROFR Offered Price. Upon receiving the Third-Party Offer, the Company shall provide a written offer to the ROFR Managers (the “ROFR Purchase Offer Notice”) that details the terms, conditions, price and the name and address of such third-party buyer or buyers, and includes an offer for the participating ROFR Managers to purchase all (but not less than all) of the Projects pro rata based on their Percentage Interests for the ROFR Offered Price (or as the ROFR Managers may otherwise agree). The ROFR Managers (all or a portion thereof) shall have the right, within 30 calendar days after receipt of such ROFR Purchase Offer Notice (the “ROFR Offer Period”), to accept such offer by providing written notice to the Company of such acceptance. Failure by any ROFR Manager to respond to such offer within the ROFR Offer Period shall be a deemed rejection of such offer. The electing ROFR Managers shall be entitled to purchase all (but no less than all) of the Projects on a pro rata basis based on their Percentage Interests (or as the electing ROFR Managers may otherwise agree). If no ROFR Manager accepts the ROFR Purchase Notice, then the Company shall sell all of the Projects to the third-party buyer or buyers on the same terms and conditions as set forth in the Third-Party Offer; provided, however, if such sale is not completed within 120 calendar days after the expiration of the ROFR Offer Period, the ROFR Selling Manager must again provide the ROFR Managers with a right of first refusal as set forth in this Section 7.13.
7.14    Right of First Offer. Notwithstanding anything to the contrary in this Agreement, on and after December 31, 2037, any Manager may elect, in its sole discretion, to cause the Company to market all (but not less than all) of the Projects to one or more third-party buyers (the Manager exercising such right, the “ROFO Selling Manager”) subject to the terms set forth in this Section 7.14. Before the Projects are taken to market, one or more of the Managers other than the ROFO Selling Manager (the “ROFO Managers”) shall first have the right to offer to purchase all (but not less than all) of the Projects. The Company shall provide prompt written notice (the “ROFO Sale Notice”) to the ROFO Managers indicating that the ROFO Selling Manager desires to cause the Company to sell the Projects and that the ROFO Managers have a right to offer to purchase all (but not less than all) of the Projects. To exercise such right, one or more of the ROFO Managers may, by written notice delivered within 30 calendar days after receipt of the ROFO Sale Notice (the “ROFO Offer Period”), deliver to the Company an offer to purchase all (but not less than all) of the Projects (a “ROFO Purchase Offer”), which shall include a stated purchase price in cash (the “ROFO Offered Price”) and other customary terms and conditions but without any financing contingency or other material conditions outside of customary commercial practice. If no ROFO Purchase Offer is made, then the Company shall take the Projects to market and sell the Projects to the highest bidder. If a ROFO Purchase Offer is made, the ROFO Selling Manager and the ROFO Managers that did not participate in the ROFO Purchase Offer may elect, by written notice delivered within 10 calendar days after delivery of the ROFO Purchase Offer, to either accept the ROFO Purchase Offer (“ROFO Acceptance Notice”) or to reject the ROFO Purchase Offer (a “ROFO Rejection Notice”). In the event such Managers cannot agree, the decision of such Managers with the greatest Percentage Interest shall control. The failure to deliver a ROFO Acceptance Notice or a ROFO Rejection Notice within such period shall be deemed a ROFO Rejection Notice. In the event of a ROFO Acceptance Notice, then the sale shall be closed within 60 calendar days in accordance with and subject to the terms and conditions of the ROFO Purchase Offer (with the right of the purchasing ROFO Managers to effect such sale through the acquisition of all of the Membership Interests and the Manager’s Interests of the Managers that did not make a ROFO Purchase Offer). In the event of a ROFO Rejection Notice, then (i) the Company shall make commercially reasonable efforts to sell all (but not less than all) of the Projects and (ii) the price of the Projects must be greater than the ROFO Offered Price. In the event a sale of the Projects is not completed within 180 calendar days after the expiration of the ROFO Offer Period, the Company shall sell the Projects to the Managers making the ROFO Purchase Offer in accordance with the terms and conditions of the ROFO Purchase Offer (with the right of the purchasing ROFO Managers to effect such sale through the acquisition of all of the Membership Interests and the Manager’s Interests of the Managers that did not make a ROFO Purchase Offer).
8.    Rights, Authority and Voting of the Members.
8.1    Members Are Not Agents. Pursuant to Section 7, the management of the Company is vested in the Managers. No Member, acting solely in the capacity of a Member, is an agent of the Company nor can any Member in such capacity bind nor execute any instrument on behalf of the Company.
8.2    Voting by the Members. Except as otherwise set forth in this Agreement, the Members shall be entitled to cast one vote for each Percentage Interest attributable to their Membership Interest. Except as otherwise specifically provided in this Agreement, Members (but not Economic Interest Owners) shall have the right to vote only upon the following matters:
8.2.1    Removal of a Manager as provided in Section 9.2;
8.2.2    Admission of a transferee Manager;

8.2.3    Amendment of this Agreement (unless otherwise provided for herein) as provided in Section 14.5;
8.2.4    Appointment of a Manager in the event there is no Manager as set forth in Section 7.2;
8.2.5    Major Decisions set forth in Section 7.5; and
8.2.6    Election to continue the business of the Company as set forth in Section 13.1.2.
8.3    Member Vote; Consent of the Managers. Except for the Majority Votes required pursuant to Sections 7.2, 8.2.1, 8.2.2, 8.2.6, 8.4.3, 9.2, 10.1, 10.1.3, 10.1.4, 13.1.2 and 13.3 or as specifically provided in this Agreement which provisions shall only require a Majority Vote, matters upon which the Members may vote shall require a Majority Vote and the consent of the Managers to pass and become effective.
8.4    Meetings of the Members. The Managers may at any time call for a meeting of the Members, or for a vote without a meeting, on matters on which the Members are entitled to vote.
8.4.1    Notice. Written notice of each meeting shall be given to each Member entitled to vote, either personally, by mail, by electronic mail (receipt confirmed) or by other means of written communication, charges prepaid, addressed to such Member at its address appearing on the books of the Company or given by it to the Company for the purpose of notice or, if no such address appears or is given, at the principal executive office of the Company. All such notices shall be sent not less than 10 nor more than 60, days before such meeting. The notice shall specify the place, date and hour of the meeting and the general nature of business to be transacted, and no other business shall be transacted at the meeting.
8.4.2    Adjourned Meeting and Notice Thereof. When a Members’ meeting is adjourned to another time or place, notice need not be given of the subsequent meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the subsequent meeting, the Company may transact any business which might have been transacted at the original meeting. If the adjournment is for more than 45 days or if after the adjournment a new record date is fixed for the subsequent meeting, a notice of the subsequent meeting shall be given to each Member of record entitled to vote at the meeting.
8.4.3    Quorum. The presence in person or by proxy of the Persons entitled to vote a majority of the Membership Interests shall constitute a quorum for the transaction of business. The Members present at a duly called or held meeting at which a quorum is present may continue to transact business until adjournment notwithstanding the withdrawal of enough Members to leave less than a quorum, if any action taken (other than adjournment) is approved by at least a Majority Vote or such greater vote as may be required by this Agreement or by law. In the absence of a quorum, any meeting of Members may be adjourned from time to time by the vote of a majority of the Membership Interests represented either in person or by proxy, but no other business may be transacted, except as provided above.
8.4.4    Action Without Meeting. Except as otherwise provided in this Agreement, any action which may be taken at any meeting of the Members may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by the Members having not less than the minimum number of votes that would be necessary to authorize or take that action at a meeting at which all entitled to vote thereon were present and voted. In the event the Members are requested to consent on a matter without a meeting, each Member shall be given not less than one nor more than 20 days’ notice. In the event the Members request a meeting for the purpose of discussing or voting on the matter, the notice of a meeting shall be given in the same manner as required by Section 8.4.1 and no action shall be taken until the meeting is held. Unless delayed as a result of the preceding sentence, any action taken without a meeting will be effective immediately after the Members representing the minimum number of votes have signed the consent.
8.4.5    Record Dates. For purposes of determining the Members entitled to notice of any meeting or to vote or entitled to receive any Distributions or to exercise any rights in respect of any other lawful matter, the Managers may fix in advance a record date, which is not more than 60 nor less than 10 days prior to the date of the meeting nor more than 60 days prior to any other action. If no record date is fixed:

(a)    The record date for determining Members entitled to notice of or to vote at a meeting of Members shall be at the close of business on the business day next preceding the day on which notice is given or, if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held;
(b)    The record date for determining Members entitled to give consent to Company action in writing without a meeting shall be the day on which the first written consent is given;
(c)    The record date for determining Members for any other purpose shall be at the close of business on the day on which the Managers adopt the resolution relating thereto, or the 60th day prior to the date of such other action, whichever is later; and
(d)    A determination of Members of record entitled to notice of or to vote at a meeting of Members shall apply to any adjournment of the meeting unless the Managers fix a new record date for the adjourned meeting, but the Managers shall fix a new record date if the meeting is adjourned for more than 45 days from the date set for the original meeting.
8.4.6    Proxies. Every Person entitled to vote or execute consents shall have the right to do so either in person or by one or more agents authorized by a written proxy executed by such Person or its duly authorized agent and filed with the Managers. No proxy shall be valid after the expiration of 11 months from the date thereof unless otherwise provided in the proxy. Every proxy continues in full force and effect until revoked as specified or unless it states that it is irrevocable. A proxy which states that it is irrevocable is irrevocable for the period specified therein.
8.4.7    Chairman of Meeting. A Manager or officer appointed by the Managers shall preside as chairman of any meeting of the Members. The chairman of the meeting shall designate a secretary for such meeting, who shall take and keep or cause to be taken and kept minutes of the proceedings thereof. The conduct of all Members’ meetings shall at all times be within the discretion of the chairman of the meeting and shall be conducted under such rules as the chairman may prescribe. The chairman shall have the right and power to adjourn any meeting at any time, without a vote of the Membership Interests present in person or represented by proxy, if the chairman shall determine such action to be in the best interests of the Company.
8.4.8    Record Date and Closing Company Books. When a record date is fixed, only Members of record on that date are entitled to notice of and to vote at the meeting or to receive a Distribution, or allotment of rights, or to exercise the rights, as the case may be, notwithstanding any transfer of any Membership Interests on the books of the Company after the record date.
8.4.9    Meetings. No meeting of the Members shall be required.
8.5    Rights of Members. No Owner shall have the right or power to: (i) withdraw or reduce its Capital Contribution, except as a result of the dissolution and termination of the Company or as otherwise provided in this Agreement or by law, (ii) bring an action for partition against the Company or (iii) demand or receive property other than cash in return of its Capital Contribution. Except as provided in this Agreement, no Owner shall have priority over any other Owner either as to the return of Capital Contributions or as to allocations of Net Income, Net Loss or Distributions of the Company. Other than upon the termination and dissolution of the Company as provided by this Agreement, there has been no time agreed upon when the contribution of each Owner is to be returned.
8.6    Restrictions on the Owners. No Owner shall:
8.6.1    Disclose to any non-Owner, other than their lawyers, accountants or consultants, and/or commercially exploit any of the Company’s business practices, trade secrets or any other information not generally known to the business community, including the identity of suppliers utilized by the Company;
8.6.2    Do any other act or deed with the intention of harming the business operations of the Company;
8.6.3    Do any act contrary to this Agreement; or

8.6.4    Do any act which would make it impossible to carry on the intended purposes or ordinary business of the Company.
8.7    Return of Capital. In accordance with the Act, an Owner may, under certain circumstances, be required to return to the Company, for the benefit of the Company’s creditors, amounts previously distributed to the Owner. If any court of competent jurisdiction holds that any Owner is obligated to make any such payment, such obligation shall be the obligation of such Owner and not of the Company, the Managers or any other Owner.
8.8    Indemnification of Members. The Company shall indemnify, protect, defend and hold harmless the Members, in their capacity as Members (as opposed to the Managers which are indemnified pursuant to Section 7.8 in their capacity as the Managers), and their owners, Affiliates, officers, directors, partners, managers, employees, agents, assigns, principals and trustees, from and against any loss, liability, damage, cost or expense (including legal fees and expenses incurred in defense of any demands, claims or lawsuits) arising from actions or omissions concerning business or activities undertaken by or on behalf of the Company from any source other than for the Member’s gross negligence, willful misconduct or fraud. The Company shall advance to any Person entitled to indemnification pursuant to this Section 8.8 such funds as shall be required to pay legal fees and expenses incurred in defense of any demands, claims or lawsuits as they become due. Notwithstanding the foregoing, if the claim for indemnification is in connection with an action against the Company, or against another indemnified party by the Person requesting the indemnification, the Company shall have no such obligation to advance any funds for the payment of legal fees and expenses. In the event that there is a final, non-appealable determination by a court of competent jurisdiction that the Member committed gross negligence, willful misconduct or fraud, such Member shall reimburse the Company for all costs and expenses advanced pursuant to this Section 8.8. The obligations contained herein shall survive the termination or expiration of this Agreement until such time as an action against the Members is absolutely barred by the statute of limitations.
9.    Resignation, Withdrawal or Removal of a Manager.
9.1    Resignation or Withdrawal of Manager. Subject to Section 10, a Manager, in its sole discretion, may resign or withdraw as a Manager or do any act that would require its resignation or withdrawal.
9.2    Removal. A Manager may be removed by a Majority Vote (obtained without taking into account the Membership Interests entitled to vote held by the Manager subject to such removal) only (i) for fraud, gross negligence or willful misconduct of such Manager, as evidenced by a final, non-appealable decision of a court of competent jurisdiction or (ii) upon the occurrence of an Event of Insolvency of such Manager or (iii) the transfer of such Manager’s Interest in the Company in violation of this Agreement.
9.3    Preservation of Interest as a Member. In the event a Manager resigns, withdraws or is removed pursuant to this Section 9, such Manager shall retain its interest as a Member.
10.    Assignment of a Manager’s Interest.
10.1    Permitted Assignments. Except as otherwise provided in this Agreement, a Manager may not sell or otherwise transfer any part or all of its interest in the Company except with a Majority Vote. If the Members consent to the transfer, the interest may only be sold to the proposed transferee within the time period approved by the Members, or within 90 days of such consent on the proposed terms and price, if later. All costs of the transfer, including reasonable attorneys’ fees (if any), shall be borne by the transferring Manager. Notwithstanding the above, a Manager may encumber its interest without the consent of the Members.
10.1.1    Any assignment or transfer of a Manager’s Interest provided for by this Agreement can be an assignment or transfer of all of its interest or any portion of its interest.
10.1.2    Any transfer of all or a portion of a Manager’s Interest may be made only pursuant to the terms and conditions contained in this Section 10.
10.1.3    Any such assignment shall be by a written instrument of assignment, the terms of which are not in contravention of any of the provisions of this Agreement, and which has been duly executed by the such Manager and the assignee of such Manager’s Interest and accepted by the Members pursuant to a Majority Vote.

10.1.4    The assignor and assignee shall have executed, acknowledged, and delivered such other instruments as the Members pursuant to a Majority Vote may deem necessary or desirable to effect such substitution of any such proposed transfer, and which shall include the written acceptance and adoption by the assignee of the provisions of this Agreement.
10.2    Substitute Manager. Any assignee of all of a Manager’s Interest in compliance with this Section 10 shall automatically be substituted as a Manager.
10.3    Transfer in Violation Not Recognized. Any assignment, sale, exchange or other transfer in contravention of the provisions of this Section 10 shall be void and ineffectual and shall not bind or be recognized by the Company.
10.4    Transfers to Affiliates. Notwithstanding the limitations set forth in this Section, a Manager may transfer its interest without any restrictions and without application of Section 10 with respect to transfers to an Affiliate, a family trust, spouse or by will or intestate succession.
11.    Member and Owner Transfers.
11.1    Resignation or Withdrawal of a Member. Subject to this Section 11, a Member shall not resign or withdraw as a Member, without the consent of the Managers.
11.2    Permitted Assignments. No Owner may directly or indirectly sell, assign, hypothecate, encumber or otherwise transfer all or any portion of its Interest without the written consent of the Managers in their sole discretion.
11.2.1    Any assignment or transfer by an Owner of its Interest provided for by this Agreement can be an assignment or transfer of all or any portion of its Interest.
11.2.2    Any transfer of all or any portion of an Owner’s Interest may be made only pursuant to the terms and conditions contained in this Section 11.
11.2.3    Any such assignment shall be by a written instrument of assignment, the terms of which are not in contravention of any of the provisions of this Agreement, and which has been duly executed by the assignor of such Interest and accepted by the Managers.
11.2.4    All costs of the transfer, including reasonable attorneys’ fees (if any), shall be borne by the transferring Owner.
11.2.5    Notwithstanding the limitations set forth in this Section 11.2, any Owner may transfer its Interest without any restrictions and without the application of this Section 11.2 with respect to transfers to an Affiliate, a family trust, spouse or by will or intestate succession.
11.3    Substituted Members. No assignee of an Interest shall have the right to become a Substituted Member unless the Managers shall consent thereto and all of the following conditions are satisfied:
11.3.1    A duly executed and acknowledged written instrument of assignment shall have been filed with the Company, which instrument shall specify the Interest being assigned and set forth the intention of the assignor that the assignee succeed to the assignor’s Interest as a Substituted Member in its place;
11.3.2    The assignor and assignee shall have executed, acknowledged and delivered such other instruments as the Managers may deem necessary or desirable to effect such substitution, which may include an opinion of counsel regarding the effect and legality of any such proposed transfer, and which shall include the written acceptance and adoption by the assignee of the Membership Interest of the provisions of this Agreement;
11.3.3    The Managers shall have consented to admit the proposed assignee as a Substituted Member as set forth in this Section 11.3; and

11.3.4    The assignee shall have delivered to the Managers a signed acknowledgement of receipt of a copy of this Agreement.
11.4    Loss of Rights. A Member shall cease to have the power to exercise any rights with respect to that portion of the assigning Member’s Membership Interest that is assigned to a Substituted Member. In the event that the Member has assigned all of the Member’s Membership Interest when the assignee becomes a Substituted Member, the assigning Member shall cease to be a Member and shall cease to have the power to exercise any rights of a Member.
11.5    Consent of Members. By executing or adopting this Agreement, each Member hereby consents to the admission of a Substituted Member, and to any Economic Interest Owner becoming a Substituted Member upon the consent of the Managers in compliance with this Agreement.
11.6    Transfer in Violation Not Recognized. Any assignment, sale, transfer, exchange or other disposition in contravention of the provisions of this Section 11 shall be void and ineffectual and shall not bind or be recognized by the Company. Upon the transfer of a Member’s Membership Interest in violation of this Agreement, the Membership Interest of a Member shall be converted to an Economic Interest.
11.7    Rights of Economic Interest Owner. An Economic Interest Owner shall be entitled to receive Distributions from the Company attributable to the Interest acquired by reason of such assignment from and after the effective date of the assignment; provided, however, that notwithstanding anything herein to the contrary, the Company shall be entitled to treat the assignor of such Interest as the absolute owner thereof in all respects, and shall incur no liability for allocations of Net Income and Net Loss or Distributions, or for the transmittal of reports or other information until the written instrument of assignment has been received by the Company and recorded on its books. The effective date of such assignment shall be the date on which all of the requirements of this Section have been complied with, subject to Section 4.7.
11.8    Right to Inspect Books. Economic Interest Owners shall have no right to inspect the Company’s books or records, to vote on Company matters, or to exercise any other right or privilege as Members, until they are admitted to the Company as Substituted Members except as required by the Act.
11.9    Transfer Subject to Law. No assignment, sale, transfer, exchange or other disposition of any Interest may be made except in compliance with the applicable governmental laws and regulations, including state and federal securities laws.
11.10    Drag-Along Right. If at any time the Fund, CROP and Brickyard propose to transfer all or substantially all of the Fund Interest, the CROP Interest and the Brickyard Interest to a proposed transferee, then the Fund, CROP and Brickyard may require all Members other than the Fund, CROP and Brickyard (the “Drag-Along Members”) to transfer their Interest in the Company to the proposed transferee on the same terms and conditions and for the same pro rata price (collectively, the “Drag-Along Price”) offered to the Fund, CROP and Brickyard for the Fund Interest, the CROP Interest and Brickyard Interest (the “Drag-Along Right”). If the Drag-Along Rights are approved pursuant to this Section 11.10, then the Fund, CROP and Brickyard shall send a written notice to the Drag-Along Members specifying the date on which the closing of the transfer is anticipated (the “Drag-Along Closing”), which date shall not be earlier than 10 business days nor later than 60 business days from the date that such written notice is delivered. At the Drag-Along Closing, the proposed transferee shall pay to the Drag-Along Members the Drag-Along Price, and the Drag-Along Members shall transfer and assign to the proposed transferee all of the Drag-Along Members’ Interests in the Company free and clear of any encumbrances and the Drag-Along Members shall execute and deliver to the proposed transferee any and all documentation reasonably required by the proposed transferee in order to effectuate such transfer.
11.11    Tag-Along Right. If the Fund, CROP or Brickyard receives a bona fide written offer (the “Tag-Along Purchase Offer”) from any Person (a “Tag-Along Purchaser”) to purchase all or a portion of the Fund Interest, the CROP Interest or the Brickyard Interest, respectively, in one or a series of transactions, and the Fund, CROP or Brickyard, as applicable, desires to accept the Tag-Along Purchase Offer, then, within 5 days of accepting the written Tag-Along Purchase Offer, the Fund, CROP or Brickyard, as applicable, shall notify Millcreek in writing of the identity of the Tag-Along Purchaser and shall attach a copy of the Tag-Along Purchase Offer (the “Tag-Along Sale Notice”). If the Fund, CROP or Brickyard, as applicable, accepts the Tag-Along Purchase Offer, Millcreek may elect to participate in the proposed transfer by delivering to the Fund, CROP or Brickyard, as applicable, a written notice of such election within the 10-day period following delivery of the Tag-Along Sale Notice. If Millcreek elects to participate in such transfer, then Millcreek shall be entitled to sell its Interests (or pro rata portion thereof) at the same price and on the same terms to be sold in such proposed transfer. Millcreek shall pay its pro rata share of the transaction expenses associated with such transfer.

11.12    Specific Performance. It is agreed that the rights granted to the parties in this Section 11 are of a special and unique kind and character and if there is a breach by any Member of any material provision in this Section, the other Members would not have adequate remedy at law. It is expressly agreed, therefore, that the provisions in this Section and the rights of the Members thereunder may be enforced by an action for specific performance and such other equitable relief as is provided for under the laws of the State of Delaware, and that any such action may only be brought in a court of competent jurisdiction in the State of Utah.
12.    Books, Records, Accounting and Reports.
12.1    Records. The Company shall maintain at its principal office the Company’s records and accounts of all operations and expenditures of the Company including the following:
12.1.1    A current list of the name and last known business, residence or mailing address of each Owner and the Managers;
12.1.2    A copy of the Certificate of Formation and all amendments thereto, together with any powers of attorney pursuant to which the Certificate of Formation or any amendments thereto were executed;
12.1.3    Copies of the Company’s federal, state, and local income tax or information returns and reports, if any, for the six most recent fiscal years;
12.1.4    Copies of this Agreement and any amendments thereto together with any powers of attorney pursuant to which any written accounting or any amendments thereto were executed;
12.1.5    Copies of any financial statements of the Company, if any, for the six most recent years; and
12.1.6    The Company’s books and records as they relate to the internal affairs of the Company for at least the current and past four fiscal years.
12.2    Delivery to Members and Inspection. Each Member, or its representative designated in writing, has the right, upon reasonable written request for the purposes related to the interest of that Person as a Member, which purposes shall be set forth in the written request, to receive from the Company:
12.2.1    True and full information regarding the status of the business and financial condition of the Company;
12.2.2    Promptly after becoming available, a copy of the Company’s federal, state and local income tax returns for each year;
12.2.3    A current list of the name and last known business, residence or mailing address of each Owner and the Managers;
12.2.4    A copy of this Agreement and the Certificate of Formation and all amendments thereto, together with executed copies of any written powers of attorney pursuant to which this Agreement and the Certificate of Formation and all amendments thereto have been executed; and
12.2.5    True and full information regarding the amount of cash and a description and statement of the agreed value of any property or services contributed by each Owner and which each Owner has agreed to contribute in the future, and the date on which each became an Owner.
12.3    Rights of Members. The Members have the right to inspect and copy during normal business hours any of the Company’s records.

12.4    Reports. The Administrative Manager will cause the Company, at the Company’s expense, to prepare an annual report on the operations of the Company containing a year-end balance sheet and income statement. Copies of such statements shall be distributed to each Member.
12.5    Tax Information. The Administrative Manager, at the Company’s expense, shall cause the income tax returns for the Company to be prepared and timely filed with the appropriate authorities. The Company shall use reasonable efforts to send to each Owner within 75 days after the end of each taxable year such information as is necessary to complete federal and state income tax or information returns and a copy of the Company’s federal, state and local income tax or information returns for that year; provided, however, that this time may be extended by the Managers in their sole discretion.
12.6    Limitations. Notwithstanding Section 12.2, the Managers, in their sole discretion, may restrict receipt of the information identified in Section 12.2, if the Managers reasonably believe that disclosure of such information is not in the best interest of the Company or could damage the Company or its business.
12.7    Partnership Audit Rules.
12.7.1    The Administrative Manager shall be the “partnership representative” for purposes of Code Sections 6223 and 6231, as amended by Section 1101 of the Bipartisan Budget Act of 2015, and shall, at the Company’s expense, cause to be prepared and timely filed after the end of each taxable year of the Company all federal and state income tax returns required of the Company for such taxable year. If any state or local tax law provides for a partnership representative or Person having similar rights, powers, authority or obligations, the Administrative Manager shall also serve in such capacity. The Company shall make such elections pursuant to the provisions of the Code as the Administrative Manager, in its sole discretion, deems appropriate (including, in the Administrative Manager’s sole discretion, an election under Code Section 754 or an election to have the Company treated as an “electing investment partnership” for purposes of Code Section 743).
12.7.2    If any audit adjustment results in an underpayment of tax that is imputed to the Company and would be assessed and collected at the Company level in the period that the adjustment becomes final, the Company may, in the sole discretion of the Administrative Manager, elect:
(a)    to pay an imputed underpayment as calculated under Code Section 6225(b) with respect to such adjustment, including interest, penalties and related tax (“Imputed Underpayment”) in the Adjustment Year or otherwise take the Internal Revenue Service adjustment into account in the Adjustment Year. The Administrative Manager shall use commercially reasonable efforts to reduce the amount of such Imputed Underpayment on account of the tax-exempt status (as defined in Code Section 168(h)(2)) of any Members as provided in Code Section 6225(c)(3). Each Member agrees to indemnify and hold harmless the Company and the Administrative Manager from and against any liability with respect to the Member’s (or former Member’s) proportionate share of any Imputed Underpayment, regardless of whether such Member is a Member in the Adjustment Year, and to promptly pay its proportionate share of any Imputed Underpayment to the Company within 15 days following the Administrative Manager’s request for payment and any amount that is not funded shall be treated as a Tax Payment under Section 4.10.1. Each Member’s (or former Member’s) proportionate share shall be determined by the Administrative Manager in good faith taking into account each Member’s (or former Member’s) particular status, including its tax-exempt or non-United States status, its interest in the Company in the Reviewed Year, and its timely provision of information necessary to reduce the amount of Imputed Underpayment set forth in Code Section 6225(c); or
(b)    under Code Section 6226(a), as amended by the Bipartisan Act of 2015, to cause the Company to issue adjusted Schedule K-1s or any other similar statement prescribed by the Code, Treasury Regulations or other administrative guidance published by the Internal Revenue Service or other taxing authority to each applicable Member for the Reviewed Year, who will then be required to pay its allocable share of tax otherwise attributable to the Company. Each Member hereby agrees and consents to such election and agrees to take any action, and furnish the Administrative Manager with any information necessary to give effect to such election, as required by such Code Section and applicable Treasury Regulations or other administrative guidance published by the Internal Revenue Service or other taxing authority.

13.    Termination and Dissolution of the Company.
13.1    Termination of the Company. The Company shall be dissolved, shall terminate and its assets shall be disposed of, and its affairs wound up upon the earliest to occur of the following:
13.1.1    Upon the happening of any event of dissolution specified in the Certificate of Formation;
13.1.2    The occurrence of a Dissolution Event unless the business of the Company is continued by a Majority Vote of the remaining Members within 90 days following the occurrence of the event;
13.1.3    A determination by the Managers to terminate the Company with a Majority Vote;
13.1.4    Upon the entry of a decree of judicial dissolution; or
13.1.5    The expiration of the term of the Company.
13.2    Certificate of Cancellation. As soon as possible following the occurrence of any of the events specified in Section 13.1, a Manager who has not wrongfully dissolved the Company or, if none, the Members, shall execute a Certificate of Cancellation in such form as shall be required by the Act.
13.3    Liquidation of Property. Upon a dissolution and termination of the Company, the Managers (or in case there is no Manager, the Members or Person designated by the Members pursuant to a Majority Vote) shall take full account of the Company Property and liabilities, shall liquidate the Property as promptly as is consistent with obtaining the fair market value thereof, and shall apply and distribute the proceeds therefrom in the following order:
13.3.1    To the payment of creditors of the Company, including Members who are creditors to the extent permitted by law, but excluding secured creditors whose obligations will be assumed or otherwise transferred on the liquidation of the Company Property;
13.3.2    To the setting up of any reserves as required by law for any liabilities or obligations of the Company; provided, however, that said reserves shall be deposited with a bank or trust company in escrow at interest for the purpose of disbursing such reserves for the payment of any of the aforementioned contingencies and, at the expiration of a reasonable period, for the purpose of distributing the balance remaining in accordance with the remaining provisions of this Section 13.3; and
13.3.3    To the Owners as set forth in Section 5.1.
13.4    Distributions Upon Dissolution. Each Member shall look solely to the assets of the Company for all Distributions of its Capital Contributions and shall have no recourse therefor (upon dissolution or otherwise) against the Managers or any Member. No Member shall be required to restore any deficit in the Member’s Capital Account.
13.5    Liquidation of Member’s Interest. If there is a Liquidation of a Member’s Interest or the Manager’s Interest in the Company, any liquidating Distribution pursuant to such Liquidation shall be made only to the extent of the positive Capital Account balance, if any, of such Member or Manager for the taxable year during which such Liquidation occurs after proper adjustments for allocations and Distributions for such taxable year up to the time of Liquidation. Such Distributions shall be made by the end of the taxable year of the Company during which such Liquidation occurs, or if later, within 90 days after such Liquidation.
14.    Special and Limited Power of Attorney and Amendments.
14.1    Power of Attorney of the Managers. The Managers shall at all times during the term of the Company have a special and limited power of attorney as the attorney-in-fact for each Member, with power and authority to act in the name and on behalf of each such Member to execute, acknowledge, and swear to in the execution, acknowledgment and filing of documents which are not inconsistent with the provisions of this Agreement and which may include, by way of illustration but not by limitation, the following:

14.1.1    This Agreement, as well as any amendments to the foregoing which, under the laws of the State of Delaware or the laws of any other state, are required to be filed or which the Managers shall deem it advisable to file;
14.1.2    Any other instrument or document that may be required to be filed by the Company under the laws of any state or by any governmental agency or which the Managers shall deem it advisable to file;
14.1.3    Any instrument or document that may be required to effect the continuation of the Company, the admission of Substituted Members, or the dissolution and termination of the Company (provided such continuation, admission or dissolution and termination are in accordance with the terms of this Agreement);
14.1.4    Any contract for purchase or sale of real estate, and any deed, deed of trust, mortgage, or other instrument of conveyance or encumbrance, with respect to Property; and
14.1.5    Any and all other instruments as the Managers may deem necessary or desirable to effect the purposes of this Agreement and carry out fully its provisions, including, but not limited to, those in Section 14.4.
14.1.6    Any document, including assignments or other documents transferring title to an Owner’s Interest to a purchaser, required to be executed to complete a transfer, as set forth in Section 11.10.
14.2    Provision of Power of Attorney. The special and limited power of attorney of the Managers:
14.2.1    Is a special power of attorney coupled with the interest of the Managers in the Company, and its assets, is irrevocable, shall survive the death, incapacity, termination or dissolution of the granting Member, and is limited to those matters herein set forth;
14.2.2    May be exercised by the Managers by and through one or more of the officers of the Managers for each of the Members by the signature of the Managers acting as attorney-in-fact for all of the Members, together with a list of all Members executing such instrument by their attorney-in-fact or by such other method as may be required or requested in connection with the recording or filing of any instrument or other document so executed; and
14.2.3    Shall survive an assignment by a Member of all or any portion of its Membership Interests except that, where the assignee of a Membership Interest owned by a Member has been approved by the Managers for admission to the Company as a Substituted Member, the special power of attorney shall survive such assignment for the sole purpose of enabling the Managers to execute, acknowledge and file any instrument or document necessary to effect such substitution.
14.3    Notice to Members. The Managers shall promptly furnish to a Member a copy of any amendment to this Agreement executed by the Managers pursuant to a power of attorney from the Member.
14.4    Amendment of Agreement.
14.4.1    Admission of a Member. Amendments to this Agreement for the admission of any Member or Substituted Member shall not, if in accordance with the terms of this Agreement, require the consent of any Member.
14.4.2    Amendments with Consent of the Members. In addition to any amendments otherwise authorized herein, this Agreement may be amended by the Managers with a Majority Vote; provided, however, that any amendment that would treat a specific Member less favorably than another Member (in application but not in effect) shall require the vote of such adversely affected Member.
14.4.3    Amendments Without Consent of the Members. In addition to the amendments authorized pursuant to Section 4.8 and Section 7.4.14 or otherwise authorized herein, the Managers may amend this Agreement, without the consent of any of the Members, to (i) change the name and/or principal place of business of the Company; (ii) decrease the rights and powers of the Managers (so long as such decrease does not impair the ability of the Managers to manage the Company and conduct its business and affairs); (iii) comply with, and maximize the benefits to the Members under, the Qualified Opportunity Fund provisions, (iv) reflect any guidance issued by the Internal Revenue Service after the date of this Agreement with respect to the Qualified Opportunity Fund provisions, (v) structure the disposition of the Interests by the Members to comply with the Qualified Opportunity Fund provisions and (vi) qualify the Company as Qualified Opportunity Zone Property and maintain the Company’s compliance in accordance with the Qualified Opportunity Fund provisions; provided, however, that no amendment shall be adopted pursuant to (i) or (ii) above unless the adoption thereof (A) is for the benefit of or not adverse to the interests of the Members and (B) does not affect the limited liability of the Members or the status of the Company as a partnership for federal income tax purposes.
14.4.4    Execution and Recording of Amendments. Any amendment to this Agreement shall be executed by the Managers, and by the Managers as attorney-in-fact for the Members pursuant to the power of attorney contained in Section 14.1. After the execution of such amendment, the Managers shall also prepare and record or file any certificate or other document which may be required to be recorded or filed with respect to such amendment, either under the Act or under the laws of any other jurisdiction in which the Company holds any Property or otherwise does business.
15.    Relationship of this Agreement to the Act. Many of the terms of this Agreement are intended to alter or extend provisions of the Act as they may apply to the Company or the Members. Any failure of this Agreement to mention or specify the relationship of such terms to provisions of the Act that may affect the scope or application of such terms shall not be construed to mean that any of such terms is not intended to be a limited liability company agreement provision authorized or permitted by the Act or which in whole or in part alters, extends or supplants provisions of the Act as may be allowed thereby.
16.    Representations of Each Member. Each Member represents as follows:
16.1    Sophistication and Risk Tolerance. The Member is an “accredited investor” as defined in Section 501 of Regulation D of the Securities Act of 1933. The Member is capable of evaluating the risks and merits of acquiring an interest in the Company, has no need for liquidity of investment with respect to the purchase price of such Membership Interest, and can afford to sustain a complete loss of such purchase price.
16.2    Unregistered Securities. The Member understands that the interests represented by the Membership Interest issued to the Member have not been registered or qualified and have been offered and sold in reliance on exemptions from registration and qualification requirements of federal, state or foreign securities laws and that no governmental agency has passed on the merits or risks of acquiring an interest in the Company.
16.3    No View to Resell. The Member is acquiring the Membership Interest for investment purposes only and not with a view to resell or distribute to any other Person.
16.4    Status. The Member, if an entity, is duly formed and organized, validly existing and in good standing under the laws of the state of its formation and has the power under its formation documents and has the power and authority to execute, deliver and perform this Agreement, which upon execution and delivery will be a valid and binding obligation enforceable in accordance with its terms (subject only to the application of bankruptcy, insolvency or other similar laws regarding the rights of creditors generally and the exercise of judicial discretion in equity).
16.5    Due Authorization. The execution, delivery and performance of this Agreement by such Member are duly authorized and do not require the consent or approval of any Person that has not been obtained, and, if such Member is an entity, are not in contravention of or in conflict with any term or provision of such Member’s organizational documents.
16.6    Other Agreements. The execution, delivery and performance of this Agreement will not breach or constitute a default under any agreement, indenture, undertaking or other instrument to which the Member or any Affiliate is a party or by which any of such Persons or any of their respective properties may be bound or affected, which breach or default would have a materially adverse effect on the financial condition, properties or operations of this Company, and other than as contemplated by this Agreement, such execution, delivery and performance will not result in the creation or imposition of (or the obligation to create or impose) any lien or encumbrance on any of the Company’s Property.

17.    Miscellaneous.
17.1    Counterparts. This Agreement may be executed in several counterparts, and all so executed shall constitute one Agreement, binding on all of the parties hereto, notwithstanding that all of the parties are not signatory to the original or the same counterpart.
17.2    Successors and Assigns. The terms and provisions of this Agreement shall be binding upon and shall inure to the benefit of the successors and assigns of the respective Members.
17.3    Severability. In the event any sentence or Section of this Agreement is declared by a court of competent jurisdiction to be void, such sentence or Section shall be deemed severed from the remainder of this Agreement and the balance of this Agreement shall remain in full force and effect.
17.4    Notices. All notices under this Agreement shall be in writing and shall be given to the Members or Economic Interest Owners entitled thereto, by personal service or by mail or by overnight courier, posted to the address maintained by the Company for such Person or at such other address as it may specify in writing.
17.5    Members’ Address. The name and address of the Members are as set forth on Exhibit B.
17.6    Name and Address of the Managers. The name and address of the Managers are as follows:
Cottonwood Block C QOF, LLC
1245 Brickyard Rd., Suite 250
Salt Lake City, Utah 84106
Cottonwood Residential O.P., LP
1245 Brickyard Rd., Suite 250
Salt Lake City, Utah 84106
Cottonwood Multifamily Opportunity Fund O.P., LP
1245 Brickyard Rd., Suite 250
Salt Lake City, Utah 84106
Brickyard QOF, LLC
1245 Brickyard Rd., Suite 250
Salt Lake City, Utah 84106
17.7    Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.
17.8    Captions. Section titles or captions contained in this Agreement are inserted only as a matter of convenience and reference. Such titles and captions in no way define, limit, extend or describe the scope of this Agreement nor the intent of any provisions hereof.
17.9    Gender. Whenever required by the context hereof, the singular shall include the plural, and vice versa, the masculine gender shall include the feminine and neuter genders, and vice versa.
17.10    Time. Time is of the essence with respect to this Agreement.
17.11    Additional Documents. Each Member, upon the request of the Managers, shall perform any further acts and execute and deliver any documents which may be reasonably necessary to carry out the provisions of this Agreement, including, but not limited to, providing acknowledgment before a Notary Public of any signature made by a Member.
17.12    Descriptions. All descriptions referred to in this Agreement are expressly incorporated herein by reference as if set forth in full, whether or not attached hereto.

17.13    Dispute Resolution.
17.13.1    Mediation. Other than as set forth in Section 7.3, in the event of a dispute under this Agreement, the Managers and the Members shall first be subject to non-binding mediation at a mutually convenient location in Salt Lake City, Utah. Such mediation shall be in accordance with the Mediation Rules. The parties agree to use their good faith efforts to hold their first meeting with any mediator within 15 days after the written notice from one party to the other parties invoking the mediation under this Section 17.13.1 (the “Mediation Notice”). The parties agree that the mediation proceedings shall be confidential as provided in the Mediation Rules. If the dispute has not been resolved as provided in this Section 17.13.1 within 90 days of receipt of the Mediation Notice by the non-invoking parties, then the parties shall not be obligated to proceed further with such mediation. Each of the parties to the mediation shall pay their portion of the mediator’s fees for any mediation under this Section 17.13.1; each of the parties shall otherwise each pay their own costs and attorneys’ fees incurred in relation to such mediation.
17.13.2    Litigation. In the event that any dispute is not able to be mediated or any action is brought to enforce the judgment of the mediator such dispute shall be brought only in a court of competent jurisdiction located in Salt Lake City, Utah. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in any legal proceeding directly or indirectly arising out or relating to this Agreement or the business and operations of the Company (whether based on contract, tort or other theory).
17.14    Attorneys’ Fees. In the event that litigation is commenced to enforce any of the provisions of this Agreement, to recover damages for breach of any of the provisions of this Agreement, or to obtain declaratory relief in connection with any of the provisions of this Agreement, the prevailing party shall be entitled to recover reasonable attorneys’ fees and costs, whether or not such action proceeds to judgment. The prevailing party shall be determined by either the officiating judge in the matter or by the presiding judge of the Third District Court of Utah.
17.15    Venue. All disputes arising out of this Agreement shall be resolved pursuant to Section 17.13 and shall be brought only in Salt Lake City, Utah.
17.16    Partition. The Members agree that the assets of the Company are not and will not be suitable for partition. Accordingly, each of the Members hereby irrevocably waives any and all rights that it may have, or may obtain, to maintain any action for partition of any of the assets of the Company.
17.17    Integrated and Binding Agreement. This Agreement contains the entire understanding and agreement among the Members with respect to the subject matter hereof, and there are no other agreements, understandings, representations or warranties among the Members other than those set forth herein. This Agreement may be amended only as provided in this Agreement.
17.18    Legal Counsel. Each Member represents and warrants that it has received, or has had the opportunity to receive, the advice of independent counsel of its own choosing with respect to the meaning and effect of this Agreement. No provision of this Agreement shall be construed in favor of or against any party on the ground that such party or its counsel drafted the provision. Each Member shall be responsible for its own attorneys’ fees in the preparation of this Agreement and formation of the Company. Each Member acknowledges and agrees that counsel representing the Company and the Managers does not represent and shall not be deemed under the applicable codes of professional responsibility to have represented or to be representing any or all of the Members in any respect. In addition, each Member consents to the Manager’s hiring counsel for the Company which is also counsel to the Manager or any of the Members.
17.19    Title to Company Property. All Property owned by the Company shall be owned by the Company as an entity and, insofar as permitted by applicable law, no Member shall have any ownership interest in any Company Property in its individual name or right, and each Member’s Membership Interest shall be personal property for all purposes.
17.20    Electronic Signatures. Any electronic signature of a party to this Agreement and of a party to take any action related to this Agreement or any agreement entered into by this Company shall be valid as an original signature and shall be effective and binding. Any such electronic signature (including the signature(s) to this Agreement) shall be deemed to (i) be “written” or “in writing,” (ii) have been signed and (iii) constitute a record established and maintained in the ordinary course of business and an original written record when printed from electronic files.
[Signature Page Follows]

IN WITNESS WHEREOF, this Agreement is effective as of the date first set forth in the preamble.
MANAGERS:
Cottonwood Block C QOF, LLC, a Delaware limited liability company
By:    Cottonwood Residential O.P., LP, a Delaware limited     partnership, its manager
By: Cottonwood Communities GP Subsidiary, LLC, a Maryland limited liability company, its general partner

By: Cottonwood Communities, Inc., a Maryland corporation, its sole member

By: /s/ Gregg Christensen
Name: Gregg Christensen
Title: Chief Legal Officer

Cottonwood Residential O.P., LP, a Delaware limited partnership
By: Cottonwood Communities GP Subsidiary, LLC, a Maryland limited liability company, its general partner

By: Cottonwood Communities, Inc., a Maryland corporation, its sole member

By: /s/ Gregg Christensen
Name: Gregg Christensen
Title: Chief Legal Officer

Cottonwood Multifamily Opportunity Fund O.P., LP, a Delaware limited partnership

By: Cottonwood Multifamily Opportunity Fund, Inc., a Maryland corporation

By: /s/ Gregg Christensen
Name: Gregg Christensen
Title: Chief Legal Officer

Brickyard QOF, LLC, a Delaware limited liability company

By: /s/ Gregg Christensen
Name: Gregg Christensen
Title: Chief Legal Officer

MEMBERS:
Cottonwood Block C QOF, LLC, a Delaware limited liability company
By:    Cottonwood Residential O.P., LP, a Delaware limited     partnership, its manager
By: Cottonwood Communities GP Subsidiary, LLC, a Maryland limited liability company, its general partner

By: Cottonwood Communities, Inc., a Maryland corporation, its sole member

By: /s/ Gregg Christensen
Name: Gregg Christensen
Title: Chief Legal Officer

Cottonwood Residential O.P., LP, a Delaware limited partnership
By: Cottonwood Communities GP Subsidiary, LLC, a Maryland limited liability company, its general partner

By: Cottonwood Communities, Inc., a Maryland corporation, its sole member

By: /s/ Gregg Christensen
Name: Gregg Christensen
Title: Chief Legal Officer

Cottonwood Multifamily Opportunity Fund O.P., LP, a Delaware limited partnership

By: Cottonwood Multifamily Opportunity Fund, Inc., a Maryland corporation

By: /s/ Gregg Christensen
Name: Gregg Christensen
Title: Chief Legal Officer

Brickyard QOF, LLC, a Delaware limited liability company

By: /s/ Gregg Christensen
Name: Gregg Christensen
Title: Chief Legal Officer

HV Millcreek, LLC, a Colorado limited liability company

By: /s/ Enzio Cassinis
Name: Enzio Cassinis
Title: Manager

EXHIBIT A
DEFINITIONS
“Act” shall mean the Delaware Limited Liability Company Act, as the same may be amended from time to time.
“Additional Interests” shall have the meaning set forth in Section 3.2.
“Adjusted Capital Account Deficit” shall mean, with respect to any Member, the deficit balance, if any, in such Member’s Capital Account as of the end of the relevant fiscal year, after giving effect to the following adjustments:
(i)    Credit to such Capital Account any amounts which the Member is obligated to restore and the Member’s share of Member Minimum Gain and Company Minimum Gain and;
(ii)    Debit to such Capital Account the items described in Treasury Regulations Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5), and 1.704-1(b)(2)(ii)(d)(6).
“Adjustment Year” shall have the meaning assigned to such term in Code Section 6225(d)(2).
“Administrative Manager” shall mean CROP.
“Affiliate” shall mean (i) any Person directly or indirectly controlling, controlled by or under common control with another Person, (ii) a Person owning or controlling 10% or more of the outstanding voting securities of such other Person (iii) any officer, director or partner of such other Person and (iv) if such other Person is an officer, director or partner, any company for which such Person acts in any capacity.
“Agreement” shall mean this Second Amended and Restated Limited Liability Company Agreement, as amended from time to time.
“Book Gain” shall mean the excess, if any, of the fair market value of the Property over its adjusted basis for federal income tax purposes at the time a valuation of the Property is required under this Agreement or Treasury Regulations Section 1.704-1(b) for purposes of making adjustments to the Capital Accounts.
“Book Loss” shall mean the excess, if any, of the adjusted basis of Property for federal income tax purposes over its fair market value at the time a valuation of the Property is required under this Agreement or Treasury Regulations Section 1.704-1(b) for purposes of making adjustments to the Capital Accounts.
“Book Value” shall mean the adjusted basis of Property for federal income tax purposes increased or decreased by Book Gain, Book Loss, Built-In Gain and Built-In Loss as reduced by depreciation, amortization or other cost recovery deductions, or otherwise, based on such Book Value.
“Brickyard” shall mean Brickyard QOF, LLC, a Delaware limited liability company.
“Brickyard Interest” shall mean the Interest owned by Brickyard.
“Built-In Gain (or Loss)” shall mean the amount, if any, by which the agreed value of contributed Property exceeds (or is less than) the adjusted basis of Property contributed to the Company by a Member immediately after its contribution by the Member to the capital of the Company.
“Capital Account” with respect to any Member (or such Member’s assignee) shall mean such Member’s initial Capital Contribution adjusted as follows:
(i)    A Member’s Capital Account shall be increased by:
(a)    such Member’s share of Net Income;

(b)    any item of income or gain specially allocated to a Member and not included in Net Income or Net Loss;
(c)    any additional cash Capital Contribution made by such Member to the Company; and
(d)    the fair market value of any additional Capital Contribution consisting of property contributed by such Member to the capital of the Company reduced by any liabilities assumed by the Company in connection with such contribution or to which the Property is subject.
(ii)    A Member’s Capital Account shall be reduced by:
(a)    such Member’s share of Net Loss;
(b)    any loss or deduction specially allocated to a Member and not included in Net Income or Net Loss;
(c)    any cash Distribution made to such Member; and
(d)    the fair market value as determined by the Managers of any Property (reduced by any liabilities assumed by the Member in connection with the Distribution or to which the distributed Property is subject) distributed to such Member; provided that, upon liquidation and winding up of the Company, unsold Property will be valued for Distribution at its fair market value and the Capital Account of each Member before such Distribution shall be adjusted to reflect the allocation of gain or loss that would have been realized had the Company then sold the Property for its fair market value. Such fair market value shall not be less than the amount of any nonrecourse indebtedness that is secured by the Property.
Property other than money may not be contributed to the Company except as specifically provided in this Agreement. Property of the Company may not be revalued for purposes of calculating Capital Accounts unless the Managers determine the fair market value of the Property and the Company complies with the requirements of Treasury Regulations Section 1.704-1(b)(2)(iv)(f) and (g); provided, however, for purposes of calculating Book Gain or Book Loss (but not for purposes of adjusting Capital Accounts to reflect the contribution and distribution of such Property), the fair market value of Property shall be deemed to be no less than the outstanding balance of any nonrecourse indebtedness secured by such Property.
The Capital Account of a Substituted Member shall include the Capital Account of its transferor. Notwithstanding anything to the contrary in this Agreement, the Capital Accounts shall be maintained in accordance with Treasury Regulations Section 1.704-1(b). For purposes of this Agreement, any references to the Treasury Regulations shall include corresponding subsequent provisions.
“Capital Contribution” shall mean the gross amount of cash actually contributed by a Member to the capital of the Company pursuant to Section 3 and the agreed upon fair market value of a contributing Member’s equity in any property actually contributed pursuant to Section 3 (including any indebtedness assumed by a Member). In the plural, “Capital Contributions” shall mean the aggregate amount contributed by all of the Members in the Company.
“Cash From Operations” shall mean the net cash realized by the Company from all sources, including, but not limited to cash from the operations of the Company including the sale, financing, refinancing or other disposition of Property after payment of all cash expenditures of the Company (including, but not limited to, all operating expenses, including all fees payable to the Managers or their Affiliates, all payments of principal and interest on indebtedness, expenses for repairs and maintenance, capital improvements and replacements, and such reserves and retentions as the Managers reasonably determine to be necessary and desirable in connection with the Company’s operations considering its existing assets and any anticipated acquisitions).
“Certificate of Conversion” shall mean the Certificate of Conversion of the Company as filed with the Secretary of State of Delaware as the same may be amended or restated from time to time.
“Certificate of Formation (Delaware)” shall mean the Certificate of Formation of the Company as filed with the Secretary of State of Delaware as the same may be amended or restated from time to time.

“Certificate of Formation (Utah)” shall mean the Certificate of Formation of the Company as filed with the Secretary of State of Utah as the same may be amended or restated from time to time.
“CMOF” shall mean Cottonwood Multifamily Opportunity Fund O.P., LP, a Delaware limited partnership.
“Code” shall mean the Internal Revenue Code of 1986, as amended, or corresponding provisions of subsequently enacted federal revenue laws.
“Company” shall mean CW Block C, LLC, a Delaware limited liability company.
“Company Minimum Gain” shall have the same meaning as “partnership minimum gain” as set forth in Treasury Regulations Section 1.704-2(d).
“CROP” shall mean Cottonwood Residential O.P., LP, a Delaware limited partnership.
“CROP Interest” shall mean the Interest owned by CROP.
“Deadlock” shall have the meaning set forth in Section 7.3.
“Deadlock Notice” shall have the meaning set forth in Section 7.3.1.
“Development Fee” shall have the meaning set forth in Section 6.1.1.
“Dissolution Event” shall mean with respect to the last Manager one or more of the following: the death, insanity, withdrawal, retirement, resignation, expulsion, Event of Insolvency or dissolution (unless reconstituted by the Manager) of such Manager unless the Members consent to continue the business of the Company pursuant to Section 13.1.2.
“Distribution” shall mean any money or other property transferred without consideration to Owners with respect to their Interests in the Company, but shall not include payments pursuant to Section 6.
“Drag-Along Closing” shall have the meaning set forth in Section 11.10.
“Drag-Along Members” shall have the meaning set forth in Section 11.10.
“Drag-Along Price” shall have the meaning set forth in Section 11.10.
“Drag-Along Right” shall have the meaning set forth in Section 11.10.
“Economic Interest” shall mean an interest in Net Income, Net Loss and Distributions of the Company but shall not include any right to vote or to participate in the management of the Company.
“Economic Interest Owner” shall mean the owner of an Economic Interest who is not a Member.
“Elected Amount” shall have the meaning set forth in Section 3.3.
“Event of Insolvency” shall occur when an order for relief against a Manager is entered under Chapter 7 of the federal bankruptcy law, or (a) a Manager: (i) makes a general assignment for the benefit of creditors, (ii) files a voluntary petition under the federal bankruptcy law, (iii) files a petition or answer seeking for that Manager a reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation, (iv) files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against the Manager in any proceeding of this nature, or (v) seeks, consents to, or acquiesces in the appointment of a trustee, receiver or liquidator of that Manager or of all or a substantial part of that Manager’s properties, or (b) the expiration of 60 days after either (i) the commencement of any proceeding against the Manager seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law, or regulation, if the proceeding has not been dismissed, or (ii) the appointment without the Manager’s consent or acquiescence of a trustee, receiver, or liquidator of the Manager or of all or any substantial part of the Manager’s properties, if the appointment has not been vacated or stayed (or if within 60 days after the expiration of any such stay, the appointment is not vacated).

“Fund” shall mean Cottonwood Block C QOF, LLC, a Delaware limited liability company.
“Fund Interest” shall mean the Interest owned by the Fund.
“Imputed Underpayment” shall have the meaning set forth in Section 12.7.2(a).
“Interest” shall mean a Membership Interest or an Economic Interest.
“Liquidation” shall mean in respect to the Company the date upon which the Company ceases to be a going concern (even though it may exist for purposes of winding up its affairs, paying its debts and distributing any remaining balance to its Members), and in respect to a Member where the Company is not in Liquidation means the date upon which occurs the termination of the Member’s entire interest in the Company by means of a Distribution or the making of the last of a series of Distributions (whether or not made in more than one year) to the Member by the Company.
“Loan Offer Notice” shall have the meaning set forth in Section 3.5.
“Loan Participation Amount” shall have the meaning set forth in Section 3.5.
“Major Decision” shall have the meaning set forth in Section 7.5.
“Majority Vote” shall mean, with respect to the Members, a vote of the Members holding more than 50% of the Membership Interests entitled to vote. Members shall be entitled to cast one vote for each Membership Interest they own, and a fractional vote for each fractional Membership Interest they own.
“Managers” shall mean the Fund, CROP, CMOF and Brickyard. The term “Manager” shall also mean any successor or additional Manager who is admitted as a Manager.
“Manager’s Interest” shall represent an interest in the Company entitling the Manager to the voting and other rights afforded to a Manager of the Company.
“Mediation Notice” shall have the meaning set forth in Section 17.13.1.
“Mediation Rules” shall have the meaning set forth in Section 7.3.1.
“Member” shall mean any Person who is admitted to the Company as a Member or a Substituted Member and who has not ceased to be a Member, and shall include the Managers.
“Member Minimum Gain” shall mean “partner nonrecourse debt minimum gain” as determined under Treasury Regulations Section 1.704-2(i)(3).
“Member Nonrecourse Debt” shall mean “partner nonrecourse debt” as set forth in Treasury Regulations Section 1.704-2(b)(4).
“Member Nonrecourse Deductions” shall mean “partner nonrecourse deductions,” and the amount thereof shall be as set forth in Treasury Regulations Section 1.704-2(i).
“Membership Interest” shall mean a Member’s entire interest in the Company including such Member’s Economic Interest and such voting and other rights and privileges that the Member may enjoy by being a Member.
“Millcreek” shall mean HV Millcreek, LLC, a Colorado limited liability company.

“Net Capital Contribution” of any Member shall be equal to the excess, if any, of the aggregate Capital Contributions of the Member over the aggregate Distributions to the Member pursuant to Section 5.1.
“Net Income” or “Net Loss” shall mean, respectively, for each taxable year of the Company the taxable income and taxable loss (exclusive of Built-In Gain or Loss) of the Company as determined for federal income tax purposes in accordance with Code Section 703(a) (including all items of income, gain, loss, or deduction required to be separately stated pursuant to Code Section 703(a)(1)) (other than any specific item of income, gain (exclusive of Built-In Gain), loss (exclusive of Built-In Loss), deduction or credit subject to special allocation under this Agreement), with the following modifications:
(a)    The amount determined above shall be increased by any income exempt from federal income tax;
(b)    The amount determined above shall be reduced by any expenditures described in Code Section 705(a)(2)(B) or expenditures treated as such pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(i);
(c)    Depreciation, amortization and other cost recovery deductions shall be computed based on Book Value instead of on the amount determined in computing taxable income or loss. Any item of deduction, amortization or cost recovery specially allocated to a Member and not included in Net Income or Net Loss shall be determined for Capital Account purposes in a similar manner; and
(d)    For purposes of this Agreement, Book Gain and Book Loss attributable to a revaluation of Property attributable to unrealized gain or loss in such Property shall be treated as Net Income and Net Loss.
“Nonrecourse Debt” shall have the meaning set forth in Treasury Regulations Section 1.704-2(b)(3).
“Nonrecourse Deductions” shall have the meaning, and the amount thereof shall be, as set forth in Treasury Regulations Section 1.704-2(c).
“Offer Notice” shall have the meaning set forth in Section 3.3.
“Organization Expenses” shall mean all of the out-of-pocket expenses incurred in connection with the organization and formation of the Company such as filing fees and costs and other costs and fees of the Members and their advisors.
“Original A&R LLC Agreement” shall have the meaning set forth in the preamble to this Agreement.
“Owner” shall mean a Member or the holder of an Economic Interest.
“Percentage Interest” shall mean the percentage interest of a Member, as set forth opposite the name of such Member under the column “Percentage Interest” on Exhibit B, as such percentage may be adjusted from time to time pursuant to the terms of this Agreement.
“Person” shall mean a natural person, corporation, limited partnership, general partnership, joint stock company, joint venture, association, company, trust, bank trust company, land trust, business trust, statutory trust or other organization, whether or not a legal entity, and a government or agency or political subdivision thereof.
“Prime Rate” shall mean the reference rate announced from time-to-time by the Wall Street Journal, and changes in the Prime Rate shall be deemed to occur on the date that changes in such rate are announced.
“Projects” shall mean (i) the properties located at the following addresses in Millcreek, Utah 84106: (a) 3215 South Richmond Street, (b) 1311 East 3300 South, (c) 1321 East 3300 South, (d) 1329-1333 3300 South and (e) North Plat – Lot 2 and (ii) any other property acquired by the Company directly or through special purpose entities.
“Property” shall mean any or all of such real and tangible or intangible personal property or properties as may be acquired by the Company including the Projects.

“Property Management Fee” shall have the meaning set forth in Section 6.1.2.
“Qualified Opportunity Fund” shall have the meaning set forth in Section 1400Z 2(d) of the Code.
“Qualified Opportunity Zone” shall have the meaning set forth in Section 1400Z 1(a) of the Code.
“Qualified Opportunity Zone Property” shall have the meaning set forth in Section 1400Z 2(d) of the Code.
“Regulatory Allocations” shall mean the allocations set forth in Sections 4.2.1  through 4.2.7.
“Reviewed Year” shall have the meaning set forth in Code Section 6225(d)(1).
“ROFO Acceptance Notice” shall have the meaning set forth in Section 7.14.
“ROFO Managers” shall have the meaning set forth in Section 7.14.
“ROFO Offer Period” shall have the meaning set forth in Section 7.14.
“ROFO Offered Price” shall have the meaning set forth in Section 7.14.
“ROFO Purchase Offer” shall have the meaning set forth in Section 7.14.
“ROFO Rejection Notice” shall have the meaning set forth in Section 7.14.
“ROFO Sale Notice” shall have the meaning set forth in Section 7.14.
“ROFO Selling Manager” shall have the meaning set forth in Section 7.14.
“ROFR Managers” shall have the meaning set forth in Section 7.13.
“ROFR Offer Period” shall have the meaning set forth in Section 7.13.
“ROFR Offered Price” shall have the meaning set forth in Section 7.13.
“ROFR Purchase Offer Notice” shall have the meaning set forth in Section 7.13.
“ROFR Selling Manager” shall have the meaning set forth in Section 7.13.
“Substituted Member” shall mean any Person admitted as a substituted Member pursuant to this Agreement.
“Tag-Along Purchase Offer” shall have the meaning set forth in Section 11.11.
“Tag-Along Purchaser” shall have the meaning set forth in Section 11.11.
“Tag-Along Sale Notice” shall have the meaning set forth in Section 11.11.
“Tax Cuts and Jobs Act” shall mean the Tax Cuts and Jobs Act of 2017 and the administrative interpretations and rulings thereunder.
“Tax Payment” shall have the meaning set forth in Section 4.10.1.
“Third-Party Offer” shall have the meaning set forth in Section 7.13.

EXHIBIT B
MEMBERS AND CAPITAL CONTRIBUTIONS

Name and Address	Capital Contribution	Percentage Interest
Cottonwood Block C QOF, LLC 1245 Brickyard Rd., Suite 250 Salt Lake City, Utah 84106	$26,038,594.12	64.3775%
Cottonwood Residential O.P., LP 1245 Brickyard Rd., Suite 250 Salt Lake City, Utah 84106	$45,743.24	0.1131%
Cottonwood Multifamily Opportunity Fund O.P., LP 1245 Brickyard Rd., Suite 250 Salt Lake City, Utah 84106	$5,863,182.98	14.4960%
Brickyard QOF, LLC 1245 Brickyard Rd., Suite 250 Salt Lake City, Utah 84106	$8,303,837.33	20.5303%
HV Millcreek, LLC 2385 S Loveland Way Lakewood, Colorado 80228	$195,384.41	0.4831%

EXHIBIT C
OFFICERS

Name	Title
Daniel Shaeffer	Chief Executive Officer
Chad Christensen	Executive Chairman
Gregg Christensen	Chief Legal Officer
Susan Hallenberg	Chief Accounting Officer
Enzio Cassinis	President
Adam Larson	Chief Financial Officer

FIRST AMENDMENT TO THE
SECOND AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT OF
CW BLOCK C, LLC
This First Amendment (this “Amendment”) to the Second Amended and Restated Limited Liability Company Agreement of CW Block C, LLC, a Delaware limited liability company (the “Company”), effective as of September 28, 2022 (the “Effective Date”), is entered into by and among Cottonwood Block C QOF, LLC, a Delaware limited liability company (the “Fund”), as a Member and a Manager, Cottonwood Residential O.P., LP, a Delaware limited partnership (“CROP”), as a Member and a Manager, Brickyard QOF, LLC, a Delaware limited liability company (“Brickyard”), as a Member and a Manager, and HV Millcreek, LLC, a Colorado limited liability company (“Millcreek”), as a Member, pursuant to the Act on the following terms and conditions. Capitalized terms not defined in this Amendment are defined as set forth in the Second Amended and Restated Limited Liability Company Agreement of CW Block C, LLC (the “Agreement”).
WHEREAS, Cottonwood Multifamily Opportunity Fund O.P., LP, a Delaware limited partnership (“CMOF OP”), merged into CROP, with CROP as the surviving entity.
WHEREAS, the Fund, CROP, Brickyard and Millcreek desire to amend the Agreement in order to reflect CROP’s acquisition of CMOF OP’s interests in the Company.
NOW, THEREFORE, in consideration of the foregoing and the mutual promises, covenants and conditions contained herein, the receipt and sufficiency of which are hereby acknowledged, the undersigned parties hereby covenant and agree as follows:
1.Section 3.1 of the Agreement shall be deleted in its entirety and replaced with the following:
3.1    Capital Contributions.
3.1.1    Fund Capital Contribution. The Fund’s Capital Contribution remains at $26,038,594.12 in the aggregate and its Capital Account has been credited with such amount and it holds its Membership Interest in exchange.
3.1.2    CROP Capital Contribution. CROP’s Capital Contribution has been updated to $5,908,926.22 in the aggregate and its Capital Account has been credited with such amount and it shall hold its updated Membership Interest in exchange.
3.1.3    Brickyard Capital Contribution. Brickyard’s Capital Contribution remains at $8,303,837.33 in the aggregate and its Capital Account has been credited with such amount and it holds its Membership Interest in exchange.
3.1.4    Millcreek Capital Contribution. Millcreek’s Capital Contribution remains at $195,384.41 in the aggregate and its Capital Account has been credited with such amount and it holds its Membership Interest in exchange.
2.Section 7.2 of the Agreement shall be deleted in its entirety and replaced with the following:
7.2    Number, Tenure and Qualifications. The Company shall have 3 Managers: the Fund, CROP and Brickyard. Each Manager shall hold office until such Manager is removed or withdraws or resigns as set forth in this Agreement. In the event there is no Manager, the Members shall appoint a Manager by a Majority Vote. In the event any of the Fund, CROP or Brickyard is no longer a Member of the Company, such Member’s position as a Manager shall automatically be terminated. The Managers shall meet at
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such times and such places as determined by the Managers. The unanimous consent of all of the Managers will be required for any action to be taken by the Company.
3.CMOF OP’s address shall be deleted from Section 17.6 of the Agreement.
4.The definition of “Manager” in Exhibit A of the Agreement shall be replaced to mean the following:
“Managers” shall mean the Fund, CROP and Brickyard. The term “Manager” shall also mean any successor or additional Manager who is admitted as a Manager.
5.The Managers and the Members hereby adopt the Agreement as amended by this Amendment.
6.As amended hereby, the Agreement shall continue in full force and effect.
7.The terms and provisions of this Amendment shall be binding upon and shall inure to the benefit of the successors and assigns of the parties hereto.
8.This Amendment may be executed in several counterparts, and all so executed shall constitute one Agreement, binding on all of the parties hereto, notwithstanding that all of the parties are not signatory to the original or the same counterpart.
9.Any electronic signature of a party to this Amendment and of a party to take any action related to this Amendment shall be valid as an original signature and shall be effective and binding. Any such electronic signature (including the signature(s) to this Amendment) shall be deemed (i) to be “written” or “in writing,” (ii) to have been signed and (iii) to constitute a record established and maintained in the ordinary course of business and an original written record when printed from electronic files.
[Signature Page Follows]
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IN WITNESS WHEREOF, this Agreement is effective as of the date first set forth in the preamble.
MANAGERS:
Cottonwood Block C QOF, LLC, a Delaware limited liability company
By:    Cottonwood Residential O.P., LP, a Delaware limited partnership, its manager
By: Cottonwood Communities GP Subsidiary, LLC, a Maryland limited liability company, its general partner

By: Cottonwood Communities, Inc., a Maryland corporation, its sole member

By: /s/ Gregg Christensen
Name: Gregg Christensen
Title: Chief Legal Officer

Cottonwood Residential O.P., LP, a Delaware limited partnership
By: Cottonwood Communities GP Subsidiary, LLC, a Maryland limited liability company, its general partner

By: Cottonwood Communities, Inc., a Maryland corporation, its sole member

By: /s/ Gregg Christensen
Name: Gregg Christensen
Title: Chief Legal Officer

Brickyard QOF, LLC, a Delaware limited liability company

By: /s/ Gregg Christensen
Name:     Gregg Christensen
Title: Chief Legal Officer

MEMBERS:
Cottonwood Block C QOF, LLC, a Delaware limited liability company
By:    Cottonwood Residential O.P., LP, a Delaware limited partnership, its manager
By: Cottonwood Communities GP Subsidiary, LLC, a Maryland limited liability company, its general partner

By: Cottonwood Communities, Inc., a Maryland corporation, its sole member

By: /s/ Gregg Christensen
Name: Gregg Christensen
Title: Chief Legal Officer

Cottonwood Residential O.P., LP, a Delaware limited partnership
By: Cottonwood Communities GP Subsidiary, LLC, a Maryland limited liability company, its general partner

By: Cottonwood Communities, Inc., a Maryland corporation, its sole member

By: /s/ Gregg Christensen
Name: Gregg Christensen
Title: Chief Legal Officer

Brickyard QOF, LLC, a Delaware limited liability company

By: /s/ Gregg Christensen
Name: Gregg Christensen
Title: Chief Legal Officer

HV Millcreek, LLC, a Colorado limited liability company

By: /s/ Enzio Cassinis
Name: Enzio Cassinis
Title: Manager

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